SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                 August 9, 2005
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)


                          DELTA PETROLEUM CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter


         Colorado                  0-16203                84-1060803
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                                  Suite 4300
                                370 17th Street
                             Denver, Colorado, 80202
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code


                                (303) 293-9133
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





























ITEM 8.01.  OTHER EVENTS.

     Delta Petroleum Corporation ("Delta," "we" or "us") is filing certain amended financial statements and pro forma financial statements that are required in connection a Form S-4 registration statement to be filed by Delta in connection with an exchange offer related to our Senior Notes that were sold in March 2005. We are revising the financial statements that were included in our most recent Form 10K/A and Form 10-Q to include a footnote (Note 11 in the 10-K/A financial statements and Note 10 in the Form 10-Q financials statements) on guarantor disclosures in connection with the Senior Notes offering. We are also filing this Form 8-K to include pro forma financial information to reflect the Senior Notes issuance. By filing the financial statements with this Form 8-K, we will be permitted to incorporate the information into our Form S-4 registration statement by reference.

     The following financial statements are deemed to be filed under the Securities Exchange Act of 1934, as amended:

                                                                   Page No.

Report of Independent Registered Accounting Firm .................    F-1

Consolidated Balance Sheets at June 30, 2004 and 2003 ............    F-2

Consolidated Statements of Operations for the years ended
June 30, 2004, 2003 and 2002 .....................................    F-3

Consolidated Statement of Stockholders' Equity and
Comprehensive Income (Loss) for the years ended
June 30, 2004, 2003 and 2002 .....................................    F-4

Consolidated Statements of Cash Flows for the years
ended June 30, 2004, 2003 and 2002 ...............................    F-5

Notes to Consolidated Financial Statements .......................    F-6

Consolidated Balance Sheets - March 31, 2005 and
June 30, 2004 (unaudited) ........................................    F-37

Consolidated Statements of Income - Three Months Ended
March 31, 2005 and 2004 (unaudited) ..............................    F-38

Consolidated Statements of Income - Nine Months Ended
March 31, 2005 and 2004 (unaudited) ..............................    F-39

Consolidated Statement of Stockholders' Equity and
Comprehensive Income Nine Months Ended March 31, 2005
(unaudited) ......................................................    F-40

Consolidated Statements of Cash Flows - Nine Months Ended
March 31, 2005 and 2004 (unaudited) ..............................    F-41

Notes to Consolidated Financial Statements (unaudited) ...........    F-42

Condensed Pro Forma Financial Statements .........................    F-62

Unaudited Condensed Pro Forma Statement of Operations
for the Nine Months Ended March 31, 2005 .........................    F-63

Unaudited Condensed Pro Forma Statement of Operations
for the Year Ended June 30, 2004 .................................    F-64

Notes to Unaudited Condensed Pro Forma Financial Statements ......    F-65

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          23.1   Consent of KPMG LLP









                                    2


            Report of Independent Registered Public Accounting Firm


The Board of Directors
Delta Petroleum Corporation:

     We have audited the accompanying consolidated balance sheets of Delta Petroleum Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Delta Petroleum Corporation and subsidiaries as of June 30, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2004, in conformity with U.S. generally accepted accounting principles.

     As described in Note 2 to the consolidated financial statements, the Company changed its method of accounting for asset retirement obligations as of July 1, 2002.


                              /s/ KPMG LLP

                              KPMG LLP


Denver, Colorado
September 3, 2004, except as to note 11, which is as of March 15, 2005








                                    F-1


DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

                                                      June 30,    June 30,
                                                        2004        2003
                                                     ---------   ---------
                                                         (In thousands)
                                    ASSETS
Current Assets:
 Cash and cash equivalents                           $   2,078   $   2,271
 Marketable securities available for sale                  912         662
 Trade accounts receivable, net of allowance
  for doubtful accounts                                  9,092       4,410
 Prepaid assets                                          1,136         764
 Inventory of oil field equipment                        1,350        -
 Other current assets                                      385         560
                                                     ---------   ---------
     Total current assets                               14,953       8,667

Property and Equipment:
 Oil and gas properties, successful efforts method
  of accounting                                        272,892      90,151
 Drilling and trucking equipment                         3,965        -
 Other                                                   1,147         336
                                                     ---------   ---------
     Total property and equipment                      278,004      90,487
 Less accumulated depreciation and depletion           (21,665)    (12,669)
                                                     ---------   ---------
     Net property and equipment                        256,339      77,818
                                                     ---------   ---------
Long term assets:
 Investment in LNG project                               1,022        -
 Deferred financing costs                                  131         117
 Partnership net assets                                    259         245
                                                     ---------   ---------
     Total long term assets                              1,412         362

                                                     $ 272,704   $  86,847
                                                     =========   =========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current portion of long-term debt                   $     109   $  10,039
 Accounts payable                                       12,326       3,604
 Other accrued liabilities                               1,855       1,087
 Derivative instruments                                   -            468
 Current foreign tax payable                              -            703
                                                     ---------   ---------
     Total current liabilities                          14,290      15,901

Long-term Liabilities:
 Bank debt, net                                         69,375      22,175
 Asset retirement obligation                             2,542         868
 Other debt, net                                           255        -
                                                     ---------   ---------
     Total long-term liabilities                        72,172      23,043

Minority Interest                                          245        -

Stockholders' Equity:
 Preferred stock, $.10 par value; authorized
  3,000,000 shares, none issued                           -           -
 Common stock, $.01 par value; authorized
  300,000,000 shares, issued 38,447,000
  shares at June 30, 2004 and 23,286,000 shares
  at June 30, 2003                                         384         233
 Additional paid-in capital                            207,811      75,642
 Accumulated other comprehensive (loss) income             342        (376)
 Accumulated deficit                                   (22,540)    (27,596)
                                                     ---------   ---------
     Total stockholders' equity                        185,997      47,903
                                                     ---------   ---------
Commitments and contingencies                        $ 272,704   $  86,847
                                                     =========   =========

         See accompanying notes to consolidated financial statements.

                                    F-2


DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Years Ended June 30,
                                                        2004       2003       2002
                                                       -------    -------    -------
                                                           (In thousands, except
                                                             per share amounts)
Revenue:
 Oil and gas sales                                     $37,235    $22,576    $ 8,013
 Realized gain (loss) on derivative instruments, net      (859)    (1,858)        39
                                                       -------    -------    -------
     Total revenue                                      36,376     20,718      8,052

Operating expenses:
 Production costs                                        9,776      8,410      4,257
 Drilling and trucking operations                          232       -          -
 Exploration expense                                     2,406        140        155
 Depreciation and depletion                              9,914      4,999      3,326
 Dry hole costs                                          2,132        537        396
 Abandoned and impaired oil and gas properties            -          -         1,480
 Professional fees                                       1,174        842      1,322
 General and administrative (includes stock compensation
  of $329,000, $123,000 and $143,000 for the years ended
  June 30, 2004, 2003 and 2002 respectively)             6,875      4,295      2,060
                                                       -------    -------    -------
     Total operating expenses                           32,509     19,223     12,996
                                                       -------    -------    -------

Income (loss) from continuing operations                 3,867      1,495     (4,944)

Other income and (expense):
 Other income                                              122         31        113
 Minority interest                                          70       -          -
 Interest and financing costs                           (1,762)    (1,767)    (1,325)
                                                       -------    -------    -------
     Total other expense                                (1,570)    (1,736)    (1,212)
                                                       -------    -------    -------
Income (loss) before discontinued operations and
 cumulative effect of change in accounting principle   $ 2,297    $  (241)   $(6,156)

Discontinued operations:
 Income (loss) from operations of properties sold, net     872      1,241         (9)
 Gain (loss) on sale of properties                       1,887        277        (88)
                                                       -------    -------    -------
Income (loss) before cumulative effect of change
 in accounting principle                                 5,056      1,277     (6,253)
Cumulative effect of change in accounting principle       -           (20)      -
                                                       -------    -------    -------
     Net income (loss)                                 $ 5,056    $ 1,257    $(6,253)
                                                       =======    =======    =======
Basic income (loss) per common share:
 Income (loss) before discontinued operations and
  cumulative effect of change in accounting principle  $   .09    $  (.01)   $  (.49)
 Discontinued operations                                   .10        .06       *
                                                       -------    -------    -------
 Income (loss) before cumulative effect of change
  in accounting principle                                  .19        .05       (.49)
 Cumulative effect of change in accounting principle     -           *          -
                                                       -------    -------    -------
Net income (loss)                                      $   .19    $   .05    $  (.49)
                                                       =======    =======    =======
Diluted income (loss) per common share:
 Income (loss) before discontinued operations and
  cumulative effect of change in accounting principle  $   .08    $  (.01)   $  (.49)
 Discontinued operations                                   .09        .06       *
                                                       -------    -------    -------
 Income (loss) before cumulative effect of change
  in accounting principle                                  .17        .05       (.49)
 Cumulative effect of change in accounting principle      -          *          -
                                                       -------    -------    -------
 Net income (loss)                                     $   .17    $   .05    $  (.49)
                                                       =======    =======    =======

*   Less than $.01 per common share

             See accompanying notes to consolidated financial statements.

                                    F-3


DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statement of Changes in Stockholders'
Equity and Comprehensive Income (Loss)




                                                                                      Accumu-
                                                                                      lated
                                                                                      other
                                                               Addi-                  compre-   Compre-
                                                               tional     Put option  hensive   hensive   Accumu-
                                               Common Stock    paid-in    on Delta    income/   income    lated
                                              Shares   Amount  capital    stock       (loss)    (loss)    deficit    Total
                                              ------   ------  --------   ----------  -------  -------   --------   --------
                                                                 (In thousands, except per share amounts)

Balance July 1, 2001                          11,160   $ 112   $ 40,700   $  -        $  69              $(22,600)  $ 18,281

Comprehensive loss:
 Net loss                                       -        -         -         -                   (6,253)   (6,253)    (6,253)
 Other comprehensive loss, net of tax
  Unrealized loss on equity securities          -        -         -         -         (154)       (154)                (154)
                                                                                                -------
Comprehensive loss                              -        -         -         -          -        (6,407)
                                                                                                -------
Stock options granted as compensation           -        -          143      -          -                    -           143
Shares issued for cash, net of commissions        72       1        224      -          -                    -           225
Shares issued for cash upon exercise of options  266       2        405      -          -                    -           407
Shares issued for services                        14     -           48      -          -                    -            48
Shares issued for oil and gas properties       9,703      97     26,862      -          -                    -        26,959
Put option on Delta Stock                       -        -        2,886    (2,886)      -                    -          -
Shares issued for all outstanding shares of
 Piper Petroleum Company                       1,377      14      5,220      -          -                    -         5,234
Shares issued for debt                            51     -          157      -          -                    -           157
Shares reacquired and retired                    (25)    -         (131)     -          -                    -          (131)
                                              ------   ------  --------   -------     -----              --------   --------
Balance, June 30, 2002                        22,618      226    76,514    (2,886)      (85)              (28,853)    44,916
                                              ======   ======  ========   =======     =====              ========   ========
Comprehensive income:
 Net income                                     -        -         -         -          -         1,257     1,257      1,257
 Other comprehensive income, net of tax
  Change in fair value of derivative
   hedging instruments                          -        -         -         -         (468)       (468)     -          (468)
  Unrealized gain on equity securities, net     -        -         -         -          177         177      -           177
                                                                                                -------
Comprehensive income                            -        -         -         -          -           966
                                                                                                -------
Stock options granted as compensation                               124      -          -                    -           124
Put option on Delta Stock                       -        -       (2,886)    2,886                                       -
Shares issued for oil and gas properties         200        2       920      -          -                    -           922
Shares issued for cash upon exercise of
 options                                         468        5       970      -          -                    -           975
                                              ------   ------  --------   -------     -----              --------   --------
Balance, June 30, 2003                        23,286      233    75,642      -         (376)              (27,596)    47,903
                                              ======   ======  ========   =======     =====              ========   ========
Comprehensive income:
 Net income                                     -        -         -         -          -         5,056     5,056      5,056
 Other comprehensive gain, net of tax
  Change in fair value of derivative
   hedging instruments                          -        -         -         -          468         468      -           468
 Unrealized gain on equity securities, net      -        -         -         -          250         250      -           250
                                                                                                -------
Comprehensive income                            -        -         -         -          -         5,774
                                                                                                -------
Stock options granted as compensation                               329      -          -                    -           329
Shares issued for cash, net                   10,000      100    97,802      -          -                    -        97,902
Shares issued for oil and gas properties       3,728       37    30,489      -          -                    -        30,526
Shares issued for cash upon exercise of
 options                                       1,433       14     3,549      -          -                    -         3,563
                                              ------   ------  --------   -------     -----              --------   --------
Balance, June 30, 2004                        38,447   $  384  $207,811   $  -        $ 342              $(22,540)  $185,997
                                              ======   ======  ========   =======     =====              ========   ========

         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                           Years Ended June 30,
                                                      2004        2003        2002
                                                   ---------    --------    --------
                                                             (In thousands)
Cash flows operating activities:
 Net income (loss)                                 $   5,056    $  1,257    $ (6,253)
 Adjustments to reconcile net income (loss) to
  cash used in operating activities:
   Depreciation and depletion                          9,854       4,942       3,326
   Depreciation and depletion - discontinued
    operations                                           328         791          21
   Accretion of abandonment obligation                    60          57        -
   Stock compensation expense                            329         124         143
   Amortization of financing costs                       324         456         582
   Minority interest                                     (70)       -           -
   Abandoned and impaired properties                    -           -          1,480
   (Gain) loss on sale of oil and gas properties      (1,887)       (277)         88
   Shares issued for services                           -           -             48
   Cumulative effect of change in accounting principle  -             20        -
Net changes in operating assets and operating
 liabilities:
  Increase in trade accounts receivable               (4,878)       (101)     (1,265)
  (Increase) decrease in prepaid assets                 (372)         21        (191)
  Increase in inventory                               (1,350)       -           -
  (Increase) decrease in other current assets            205         (78)         (6)
  Increase in accounts payable                         1,361         116         172
  Increase (decrease) in other accrued liabilities       663         671         (15)
                                                   ---------    --------    --------
Net cash provided by (used in) operating activities    9,623       7,999      (1,870)
                                                   ---------    --------    --------
Cash flows from investing activities:
 Additions to property and equipment, net           (158,504)    (15,637)    (17,959)
 Proceeds from sale of oil and gas properties         10,787         850       4,313
 Merger with Piper Petroleum                            -           -             74
 Minority interest contributions                         315        -           -
 Payment on investment transaction                    (1,022)       -           -
 Increase (decrease) in long term assets                 (14)        139         460
                                                   ---------    --------    --------
Net cash used in investing activities               (148,438)    (14,648)    (13,112)

Cash flows from financing activities:
 Stock issued for cash upon exercise of options        3,563         975         407
 Issuance of common stock for cash                    97,902        -            225
 Proceeds from borrowings                             69,979       9,000      21,778
 Payment of financing fees                              (368)       (354)       (249)
 Repayment of borrowings                             (32,454)     (1,725)     (6,673)
                                                   ---------    --------    --------
Net cash provided by financing activities            138,622       7,896      15,488
                                                   ---------    --------    --------
Net (decrease) increase in cash and cash
 equivalents                                            (193)      1,247         506
                                                   ---------    --------    --------
Cash at beginning of period                            2,271       1,024         518
                                                   ---------    --------    --------
Cash at end of period                              $   2,078    $  2,271    $  1,024
                                                   =========    ========    ========
Supplemental cash flow information
 Cash paid for interest and financing costs        $   1,818    $ 1,312     $    779
                                                   =========    ========    ========
Non-cash financing activities:
 Common stock issued for the purchase
  of oil and gas properties                        $  30,526    $   922     $ 26,959
                                                   =========    ========    ========
Common stock issued for all outstanding shares
 of Piper Petroleum Company                        $    -       $  -        $  5,234
                                                   =========    ========    ========
Common stock reacquired and retired for
 oil and gas properties and option exercise        $    -       $  -        $    131
                                                   =========    ========    ========
Common stock issued for note payable
 and accrued interest or accounts payable          $    -       $  -        $    157
                                                   =========    ========    ========

          See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(1)  Nature of Organization

     Delta Petroleum Corporation ("Delta") was organized December 21, 1984 and is principally engaged in acquiring, exploring, developing and producing oil and gas properties. The Company owns interests in developed and undeveloped oil and gas properties in federal units offshore California, near Santa Barbara, and developed and undeveloped oil and gas properties in the continental United States.

     At June 30, 2004 the Company owned 4,277,977 shares of the common stock of Amber Resources Company ("Amber"), representing 91.68% of the outstanding common stock of Amber. Amber is a public company that owns undeveloped oil and gas properties in federal units offshore California, near Santa Barbara.

     On February 19, 2002, the Company acquired 100% of the outstanding shares of Piper Petroleum Company ("Piper"), a privately owned oil and gas company headquartered in Fort Worth, Texas. Piper was merged into a subsidiary wholly owned by Delta.

     The Company's results of operations are substantially dependent on the price received for its crude oil and natural gas products and the results of our exploration and development activities. Prices for these products are subject to fluctuations in response to changes in supply, market uncertainty and political instability.

(2)  Summary of Significant Accounting Policies

     Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of Delta, Amber and Piper (collectively, the Company). All intercompany balances and transactions have been eliminated in consolidation. As Amber is in a net shareholders' deficit position for the periods presented, the Company has recognized 100% of Amber's earnings/losses for all periods. Certain reclassifications have been made to amounts reported in previous years to conform to the 2004 presentation.

     In March 2004, the Company acquired a 50% interest in Big Dog Drilling, LLC ("BDDC") and a 50% interest in Shark Trucking Company, LLC ("STC"). Delta controls both entities and has consolidated the activities of both BDDC and STC in 2004. The results of operations and minority interest were not significant.

     Cash Equivalents

     Cash equivalents consist of money market funds. The Company considers all highly liquid investments with maturities at date of acquisition of three months or less to be cash equivalents.

     Marketable Securities

     The Company classifies its investment securities as available-for-sale securities. Pursuant to Statement of Financial Accounting Standards No. 115 (SFAS 115), such securities are measured at fair market value in the financial statements with unrealized gains or losses recorded in other comprehensive income. At the time securities are sold or otherwise disposed of, gains or losses are included in earnings.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(2)  Summary of Significant Accounting Policies, Continued

                                                   Unrealized     Estimated
                                            Cost   Gain (Loss)   Market Value
                                            ----   -----------   ------------
                                                      (In thousands)
June 30, 2004
 Bion Environmental Technologies, Inc.      $152     $(138)         $ 14
 Tipperary Oil & Gas Company                 418       480           898
                                            ----     -----          ----
                                            $570     $ 342          $912
                                            ====     =====          ====
June 30, 2003
 Bion Environmental Technologies, Inc.      $152     $(140)         $ 12
 Tipperary Oil & Gas Company                 418       232           650
                                            ----     -----          ----
                                            $570     $  92          $662
                                            ====     =====          ====
June 30, 2002
 Bion Environmental Technologies, Inc.      $152     $ (92)         $ 60
 Tipperary Oil & Gas Company                 418         7           425
                                            ----     -----          ----
                                            $570     $ (85)         $485
                                            ====     =====          ====

     Inventories

     Inventories consist of pipe, other production equipment and natural as placed in storage. Inventories are stated at the lower of cost (principally first-in, first-out) or estimated net realizable value.

     Revenue Recognition

     Revenues are recognized when title to the products transfer to the purchaser. The Company follows the "sales method" of accounting for its natural gas and crude oil revenue, so that the Company recognizes sales revenue on all natural gas or crude oil sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves. As of June 30, 2004 and 2003, the Company's aggregate natural gas and crude oil imbalances were not material to its consolidated financial statements.

     Property and Equipment

     The Company accounts for its natural gas and crude oil exploration and development activities under the successful efforts method of accounting. Under such method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological geophysical expenses and delay rentals for gas and oil leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

     Unproved properties with significant acquisition costs are assessed quarterly on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved gas and oil properties. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss.

     Depreciation and depletion of capitalized acquisition, exploration and development costs is computed on the units-of-production method by individual fields as the related proved reserves are produced.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(2)  Summary of Significant Accounting Policies, Continued

     Other property and equipment are recorded at cost or estimated fair value upon acquisition and depreciated using the straight-line method over their estimated useful lives.

     Certain of the Company's oil and gas activities are conducted through partnerships and joint ventures. The Company includes its proportionate share of assets, liabilities, revenues and expenses from these entities in its consolidated financial statements. Partnership net assets represent the Company's share of net working capital in such entities.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

     Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS No. 144 are permanent and may not be restored in the future.

     The Company assesses developed properties on an individual field basis for impairment on at least an annual basis. For developed properties, the review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. As a result of such assessment, the Company recorded no impairment provision attributable to certain producing properties for the years ended June 30, 2004 and 2003 and $878,000 for the year ended June 30, 2002.

     For undeveloped properties, the need for an impairment reserve is based on the Company's plans for future development and other activities impacting the life of the property and the ability of the Company to recover its investment. When the Company believes the costs of the undeveloped property are no longer recoverable, an impairment charge is recorded based on the estimated fair value of the property. As a result of such assessment, the Company recorded no impairment provision attributable to certain undeveloped properties for the years ended June 30, 2004, 2003 and 2002.

     In addition, the Company recorded an impairment provision attributed to certain undeveloped foreign properties of $602,000 for the year ended June 30, 2002 and had no similar foreign impairment for the years ended June 30, 2004 and 2003.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(2)  Summary of Significant Accounting Policies, Continued

     Asset Retirement Obligations

     In July 2001, the Financial Accounting Standards Board approved for issuance SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for retirement obligations of acquired assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS No. 143 on July 1, 2002 and recorded a cumulative effect of a change in accounting principle on prior years of $20,000, net of tax effects, related to the depreciation and accretion expense that would have been reported had the fair value of the asset retirement obligations, and corresponding increase in the carrying amount of the related long-lived assets, been recorded when incurred. The Company's asset retirement obligations arise from the plugging and abandonment liabilities for its oil and gas wells. The Company has no obligation to provide for the retirement of most of its offshore properties as the obligations remained with the seller. The following is a reconciliation of the Company's asset retirement obligations for the years ended June 30, 2004 and 2003.

                                                    Years Ended June 30,
                                                       2004      2003
                                                      ------    ------
                                                        (In thousands)

Asset retirement obligation - beginning of period     $  868    $  644
 Accretion expense                                        60        57
 Change in estimate                                      438      -
 Obligations acquired                                  1,522       181
 Obligations settled                                      (3)      (14)
 Obligations on sold properties                         (238)     -
                                                      ------    ------
Asset retirement obligation - end of period            2,647       868
Less:  Current asset retirement obligation              (105)     -
                                                      ------    ------
Long-term asset retirement obligation                 $2,542    $  868
                                                      ======    ======

     The pro forma effects of the application of SFAS No. 143 on net income would have been immaterial and there would have been no effect on earnings per share.

     Derivative Financial Instruments

     The Company periodically enters into commodity derivative contracts and fixed-price physical contracts to manage its exposure to oil and natural gas price volatility. The Company primarily utilizes future contracts, swaps or options which are generally placed with major financial institutions or with counterparties of high credit quality that the Company believes are minimal credit risks. The oil and natural gas reference prices of these commodity derivatives contracts are based upon crude oil and natural futures which have a high degree of historical correlation with actual prices received by the Company

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(2)  Summary of Significant Accounting Policies, Continued

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of Other Comprehensive Income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings.

     At June 30, 2004, the Company had no outstanding derivative financial instruments. At June 30, 2003, the Company had a current derivative liability and a corresponding accumulated other comprehensive loss of $468,000.

     Stock Option Plans

     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense was recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. In December, 2002 the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation-Transition and Disclosure." SFAS 148 amends FASB Statement No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 has no material impact on the Company, as we do not plan to adopt the fair-value method of accounting for stock options at the current time. Accordingly, no compensation cost is recognized for options granted at a price equal to or greater than the fair market value of the common stock.

     Had compensation cost for the Company's stock-based compensation plan been determined using the fair value of the options at the grant date, the Company's net income (loss) for the years ended June 30, 2004, 2003 and 2002 would have been as follows:

                                               Year Ended June 30,
                                            2004       2003       2002
                                           -------    -------    -------
                                                  (In thousands,
                                              except per share amounts)

Net income (loss)                          $ 5,056    $ 1,257    $(6,253)
FAS 123 compensation effect                 (4,316)      (209)      (790)
                                           -------    -------    -------
   Net Income (loss) after FAS 123
    compensation effect                    $   740    $ 1,048    $(7,043)
                                           =======    =======    =======

   Income (loss) per common share:
    Basic                                  $   .03    $   .05    $  (.55)
                                           =======    =======    =======
    Diluted                                $   .02    $   .04    $  (.55)
                                           =======    =======    =======

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(2)  Summary of Significant Accounting Policies, Continued

Income Taxes

     The Company uses the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.

     Earnings (Loss) per Share

     Basic earnings (loss) per share is computed by dividing net earnings
(loss) attributed to common stock by the weighted average number of common shares outstanding during each period, excluding treasury shares. Diluted earnings (loss) per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of convertible preferred stock, stock options and warrants. The effect of potentially dilutive securities outstanding was antidilutive during year ended June 30, 2002.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include oil and gas reserves, bad debts, oil and gas properties, depletion and impairment, marketable securities, income taxes, derivatives, asset retirement obligations, contingencies and litigation. Actual results could differ from these estimates.

     Recently Issued Accounting Standards and Pronouncements

     In January 2003, the FASB issued Financial Interpretation No. 46, "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51" ("FIN 46"). FIN 46 is an interpretation of Accounting Research Bulletin 51, "Consolidated Financial Statements," and addresses consolidation by business enterprises of variable interest entities ("VIE's"). The primary objective of FIN 46 is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights. Such entities are known as VIE's. FIN 46 requires an enterprise to consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both.

     An enterprise shall consider the rights and obligations conveyed by its variable interests in making this determination. This guidance applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. At this time, we do not have an interest in an unconsolidated VIE.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties

     Unproved Undeveloped Offshore California Properties

     The Company has ownership interests ranging from 2.49% to 75% in five unproved undeveloped offshore California oil and gas properties with aggregate carrying values of $10.8 million and $10.2 million at June 30, 2004 and 2003, respectively. These property interests are located in proximity to existing producing federal offshore units near Santa Barbara, California and represent the right to explore for, develop and produce oil and gas from offshore federal lease units. Preliminary exploration efforts on these properties have occurred and the existence of substantial quantities of hydrocarbons has been indicated. The recovery of the Company's investment in these properties will require extensive exploration and development activities (and costs) that cannot proceed without certain regulatory approvals that have been delayed and is subject to other substantial risks and uncertainties as discussed herein.

     The Company is not the designated operator of any of these properties but is an active participant in the ongoing activities of each property along with the designated operator and other interest owners. If the designated operator elected not to or was unable to continue as the operator, the other property interest owners would have the right to designate a new operator as well as share in additional property returns prior to the replaced operator being able to receive returns. Based on the Company's size, it would be difficult for the Company to proceed with exploration and development plans should other substantial interest owners elect not to proceed. However, to the best of its knowledge, the Company believes the designated operators and other major property interest owners intend to proceed with exploration and development plans under the terms and conditions of the operating agreement.

     The ownership rights in each of these properties have been retained under various suspension notices issued by the Mineral Management Service (MMS) of the U.S. Federal Government whereby as long as the owners of each property were progressing toward defined milestone objectives, the owners' rights with respect to the properties continue to be maintained. The issuance of the suspension notices has been necessitated by the numerous delays in the exploration and development process resulting from regulatory requirements imposed on the property owners by federal, state and local agencies.

     On June 22, 2001, however, a Federal Court in the case of California v. Norton, et al. ruled that the MMS does not have the power to grant suspensions on the subject leases without first making a consistency determination under the Coastal Zone Management Act ("CZMA"), and ordered the MMS to set aside its approval of the suspensions of the Company's offshore leases and to direct suspensions for a time sufficient for the MMS to provide the State of California with the required consistency determination. No such consistency determination has as yet been made.

     The delays have prevented the property owners from submitting for approval an exploration plan on four of the properties. If and when plans are submitted for approval, they are subject to review for consistency with the CZMA, and by the MMS for other technical requirements.

     Even though the Company is not the designated operator of the properties and regulatory approvals have not been obtained, the Company believes exploration and development activities on these properties will occur and is committed to expend funds attributable to its interests in order to proceed with obtaining the approvals for the exploration and development activities.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, continued

     Based on the preliminary indicated levels of hydrocarbons present from drilling operations conducted in the past, the Company believes the fair value of its property interests are in excess of their carrying value at June 30, 2004 and June 30, 2003 and that no impairment in the carrying value has occurred. Should the required regulatory approvals not be obtained or plans for exploration and development of the properties not continue, the carrying value of the properties would likely be impaired and written off.

     The forty undeveloped leases are located in the Offshore Santa Maria Basin off the coast of Santa Barbara and San Luis Obispo counties, and in the Santa Barbara Channel off Santa Barbara and Ventura counties. None of these leases is currently impaired, but in the event that there is some future adverse ruling by the California Coastal Commission under the CZMA and the Company decides not to appeal such ruling to the Secretary of Commerce, or the Secretary of Commerce either refuses to hear the Company's appeal of any such ruling or ultimately makes an adverse determination, it is likely that some or all of these leases would become impaired and written off at that time.

     As the ruling in the Norton case currently stands, the United States has been ordered to make a consistency determination under the Coastal Zone Management Act, and the leases are still valid. If the leases are found not to be valid for some reason, or if the United States either does not comply with the order requiring it to make a consistency determination or finds that development is inconsistent with the CZMA, it would appear that the leases would become impaired even though the Company would undoubtedly proceed with its litigation. It is also possible that other events could occur that would cause the leases to become impaired, and the Company will continuously evaluate those factors as they occur.

     On January 9, 2002, the Company and several other plaintiffs filed a lawsuit in the United States Court of Federal Claims in Washington, D.C. alleging that the U.S. Government has materially breached the terms of forty undeveloped federal leases, some of which are part of the Company's Offshore California properties. The Complaint is based on allegations by the collective plaintiffs that the United States has materially breached the terms of certain of their Offshore California leases by attempting to deviate significantly from the procedures and standards that were in effect when the leases were entered into, and by failing to carry out its own obligations relating to those leases in a timely and fair manner. More specifically, the plaintiffs have alleged that the judicial determination in the Norton case that a 1990 amendment to the CZMA required the Government to make a consistency determination prior to granting lease suspension requests in 1999 constitutes a material change in the procedures and standards that were in effect when the leases were issued.

     The plaintiffs have also alleged that the United States has failed to afford them the timely and fair review of their lease suspension requests which has resulted in significant, continuing and material delays to their exploratory and development operations.

     The suit seeks compensation for the lease bonuses and rentals paid to the Federal Government, exploration costs and related expenses. The total amount claimed by all lessees for bonuses and rentals exceeds $1.2 billion, with additional amounts for exploration costs and related expenses. The Company's claim for lease bonuses and rentals paid by it and its predecessors is in excess of $152 million. In addition, The Company's claim for exploration costs and related expenses will also be substantial. In the event, however, that the Company receives any proceeds as the result of such litigation, it will be obligated to pay a portion of any amount received by it to landowners and other owners of royalties and similar interests, and to pay expenses of litigation and to fulfill certain pre-existing contractual commitments to third parties.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, continued

     Fiscal 2004 - Significant Acquisitions

     On June 29, 2004, the Company acquired substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc ("Alpine") for a total purchase price of $120.6 million, net of a $1.9 million downward purchase price adjustment, which reflect the net revenues after operating costs and related acquisition costs from the effective date of June 1, 2004 through closing at June 29, 2004. Alpine was a privately held exploration and production company, active primarily in South East Texas and Louisiana. Based on a preliminary valuation assessment, the total acquisition cost was allocated $38 million to proved developed producing, $73.9 million to proved undeveloped and $8.7 to unproved properties. See sale of oil and gas properties in Note 15.

     On September 19, 2003, the Company completed an acquisition of certain producing and drilling prospects in Colorado (the "South Tongue Prospect") and Wyoming from Edward Mike Davis LLC and Edward Mike Davis, individually (collectively, "Davis"), pursuant to the terms of a Purchase and Sale Agreement effective as of August 1, 2003. The total consideration paid for these properties was 1,000,000 shares of the Company's common stock, $8 million, of which $2 million was paid in cash and $6 million in the form of a short-term promissory note payable that was paid on October 3, 2003 and 26,000 shares of the Company's common stock to an unrelated individual who introduced the two parties. The shares issued were recorded at a price of $5.15 per share, a five day average surrounding the announcement of the transaction.
The Company recorded an upward purchase price adjustment of approximately $220,000 which reflects the operating and acquisition related costs in excess of net revenue from the effective date of August 1, 2003 through the closing date of September 19, 2003. The total acquisition cost of $13.1 million was allocated between proved developed producing of $5.2 million and unproved undeveloped of $7.9 million based on preliminary information.

     On April 22, 2004, the Company amended its agreement with Davis to, among other things, add certain oil and gas leases located in Colorado known as the "North Tongue Prospect," decrease the amount of Davis's reversionary working interest after payout in the properties acquired under the initial agreement from 50% to 42.5%, change the definition of payout, change certain drilling obligations and modify the Company's obligation to issue additional shares of stock to Davis upon the designation of Bonus Prospects. The initial consideration required to be paid to Davis upon execution of the Amended Agreement was 1,525,000 shares of the Company's common stock, valued at $17.3 million. The entire amount was allocated to unproved undeveloped properties.

     The amended agreement eliminates the Company's obligation to issue shares for Bonus Prospects that existed under the initial agreement with respect to the South Tongue Prospect, but it added a new obligation to issue additional shares for Bonus Prospects that are designated with respect to the North Tongue Prospect. With regard to the North Tongue Prospect only, for any prospect that is identified at any time after drilling, coring, testing and logging to contain in combination from specified formations at least one million barrels of recoverable oil or six billion cubic feet of recoverable gas or a combination of oil or gas equal to or exceeding one million barrels of oil equivalent using a six million cubic feet to one barrel gas-to-oil ratio, as determined by independent engineers, then such acreage is required to be designated as a "Bonus Prospect."

     Upon designation of a Bonus Prospect, the Company is required to issue to Davis as additional purchase price, up to 190,000 shares of the Company's common stock, or such lesser amount so that the value of such stock based upon the average closing price of the stock for the immediately preceding 30-day period may equal but does not exceed $950,000, for each Bonus Prospect (a "Bonus"). This requirement applies only to the North Tongue Prospect and is limited to a maximum of five Bonus Prospects. No Bonus or additional shares are payable for prospects located on the South Tongue Prospect, regardless of potential or ultimate production. The Company is obligated to file additional registration statements at the Company's expense covering the re-sale of each issuance of shares for each Bonus Prospect designation.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, Continued

     The following unaudited pro forma consolidated statements of operations information assumes that the Alpine and Davis property acquisitions occurred as of July 1, 2002:

                                             Years Ended June 30,
                                             2004           2003
                                           -------        -------
                                                (In thousands,
                                           except per share amounts)

Oil and gas sales                          $69,683        $58,433
Net income, net of tax                     $14,246        $15,796

Net income per common share:
 Basic                                     $   .43        $   .53
 Diluted                                   $   .40        $   .51

     The above unaudited adjusted Pro Forma Consolidated Statements of Operations, based on the historical producing property operating results of Alpine, Davis and Delta's adjusted for Delta's proforma depletion, an estimate of additional administrative costs and approximately $3 million of pro forma income tax expense in 2004 are not necessarily indicative of the results of operations if Delta would have acquired the Alpine and Davis properties at July 1, 2002.

     Fiscal 2004 - Additional Acquisitions

     On December 10, 2003, the Company completed an acquisition of certain production and acreage located primarily in Eland and Stadium fields in Stark County, North Dakota, from Sovereign Holdings, LLC, a privately - held Colorado limited liability company ("Sovereign"), pursuant to the terms of a Purchase and Sale Agreement effective as of December 1, 2003. The total consideration paid for these properties was 773,500 shares of the Company's common stock. The shares issued were recorded at a price of $5.58, a five day average surrounding the closing of the transaction. The Company recorded a downward purchase price adjustment of approximately $84,000 which reflects the operating and acquisition related costs in excess of net revenue from the effective date of December 1, 2003 through the closing date of December 5, 2003. The total acquisition cost of $4.2 million was allocated to proved developed producing properties.

     On February 24, 2004, the Company acquired certain properties in Texas from Labyrinth Enterprises, LLC, an unrelated entity, for $1.5 million in cash and 185,000 shares of the Company's common stock valued at $1.6 million based on a five day average surrounding the closing of the transaction.

     On February 26, 2004, the Company acquired approximately 135,000 leasehold acres in the Columbia River Basin project in eastern Washington from an unrelated entity for $1.4 million in cash. The Company will become the operator once drilling begins on this acreage. Subsequent to the quarter end, the Company purchased approximately 23,000 additional net acreage in this project through State and Federal lease sales.

     In March 2004, the Company acquired a 50% interest in Big Dog Drilling Company, LLC ("BDDC") for an initial investment of approximately $3 million. The remaining interest is owned by Davis. BDDC's primary assets include two drilling rigs rated at drilling depths of up to 10,000 feet and certain additional drilling equipment.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, Continued

     Also in March 2004, the Company acquired a 50% interest in Shark Trucking Company, LLC ("STC") for an initial investment of approximately $276,000. STC has a similar ownership structure to that of BDDC. STC's primary assets include the ownership of trucking equipment used for the mobilization of drilling rigs and equipment.

     The drilling rigs and trucking company will be used primarily for drilling activities on Delta's properties. Increasing drilling rig rates, periodic lack of availability of drilling rigs and increased drilling by Delta were contributing factors to this venture.

     On April 21, 2004, the Company acquired a fifty percent interest in approximately 1,300 leasehold acres in the Midway Loop Project located in Polk County, Texas from Wilsource Enterprises, LLC for $340,000 and 31,250 shares of the Company's common stock valued at $289,000.

     Also on April 21, 2004, the Company acquired a seventy five percent interest in approximately 9,800 leasehold acres in the Divide Creek Extension Project located in Mesa County, Colorado from Wilsource Enterprises, LLC for $90,000 in cash and 187,500 shares of the Company's common stock valued at $1.7 million.

     During the current fiscal year, the Company agreed to invest an aggregate of $1 million for a 6.25% interest as a member of an unaffiliated Delaware limited liability company that is currently in the process of attempting to obtain the rights to own and operate a liquid natural gas facility from an existing platform located offshore California. If the limited liability company is successful in obtaining these rights, it intends to engage in the business of accepting and vaporizing liquid natural gas delivered by liquid natural gas tankers, transporting the vaporized liquid natural gas through proprietary gas pipelines and selling the vaporized natural gas to third party customers located in California. As of the date of this report, the limited liability company had not yet engaged in any revenue generating activities. The Company has accounted for its investment at cost. This investment is recorded under Long term assets.

     Fiscal 2003 - Acquisitions

     On June 20, 2003, the Company acquired producing oil and gas interests and related undeveloped acreage in Kansas from JAED Production Company "JAED", an unrelated entity. The Company paid $9 million and issued 200,000 shares of common stock. The shares issued were recorded at a stock price of $4.61, a five day average closing price surrounding the announcement of the transaction. The Company recorded a purchase price adjustment of approximately $291,000 which reflects the net revenues after operating costs and acquisition related costs from the effective date of June 1, 2003 through the closing date of June 20, 2003. The total acquisition cost of $9.6 million was allocated between proved developed producing of $7.6 million and proved undeveloped of $2 million.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, Continued

     Fiscal 2002 - Acquisitions

     On February 19, 2002, Delta completed the acquisition of Piper Petroleum Company ("Piper"), a privately owned oil and gas company headquartered in Fort Worth, Texas. Delta issued 1,377,240 shares of restricted common stock for 100% of the shares of Piper. The 1,377,240 shares of restricted common stock were valued at approximately $5.2 million based on the five-day average closing price surrounding the announcement of the merger. In addition, Delta issued 51,000 shares for the cancellation of certain debt of Piper. As a result of the acquisition, the Company acquired Piper's working and royalty interests in over 700 gross (4.6 net) wells which are primarily located in Texas, Oklahoma and Louisiana along with a 5% working interest in the Comet Ridge coal bed methane gas project in Queensland, Australia. On May 24, 2002 the Company completed the sale of our undivided interests in Australia, to Tipperary Corporation, in exchange for Tipperary's producing properties in the West Buna Field (Hardin and Jasper counties, Texas) which had a fair market value of approximately $4.1 million, $700,000 in cash, and 250,000 unregistered shares of Tipperary common stock. No gain or loss was recorded on this transaction. In addition, on May 28, 2002, the Company sold a commercial office building obtained in the merger with Piper located in Fort Worth, Texas to a non-affiliate for its fair value of $417,000. No gain or loss was recorded on this transaction. The total acquisition cost, net of purchase price adjustments, of approximately $4.8 million was allocated between proved developed producing of $3.9 million, proved developed non-producing of $336,000, and proved undeveloped of $585,000. Net daily production from the West Buna Field approximates 900,000 cubic feet equivalent.

     On May 31, 2002, the Company acquired all of the domestic oil and gas properties of Castle Energy Corporation. The properties acquired from Castle consist of interests in approximately 525 producing wells located in fourteen
(14) states, plus associated undeveloped acreage. The Company issued 9,566,000 shares of Common Stock to Castle Energy Corporation as part of the purchase price. The shares issued were recorded at a stock price of $3.97, the closing stock price at May 31, 2002, discounted by 30% according to a fair market appraisal of Delta's stock obtained from Snyder & Company, an independent valuation expert.

     The Company was entitled to repurchase up to 3,188,667 of our shares from Castle for $4.50 per share for a period of one year after closing (May 31, 2003). The Company did not repurchase its shares on May 31, 2003. This right is reflected in stockholders' equity at its fair value as a put option on Delta stock until expiration. The Company's agreement with Castle was effective as of October 1, 2001 and the net operating revenues from the properties between the effective date and the May 31, 2002 closing date were recorded as an adjustment to the purchase price. As a part of the acquisition, upon closing, Delta granted an option to acquire a 4% working interest in the properties acquired for a cost of $878,000 to BWAB Limited Liability Company ("BWAB"), a less than 10% shareholder of Delta. The difference between the $878,000 paid by BWAB which was less than fair value, and 4% of the cost of the Castle properties was treated as an additional acquisition cost by Delta for its consultation and assistance related to the transaction.

     The Company recorded a purchase price adjustment of approximately $5.8 million which reflects the net revenues after operating costs and acquisition related costs from the effective date of October 1, 2001 through the closing date of May 31, 2002. The total acquisition cost of approximately $40.8 million 767,000 was allocated between proved developed producing of $32.6 million and proved undeveloped of $8.2 million. The Company recorded oil and gas revenues of $1.1 million and operating expenses of $485,000 for the month of June 2002 relating to these properties.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(3)  Oil and Gas Properties, Continued

     In addition to the acquisitions described above, the Company acquired additional oil and gas properties in Colorado, Oklahoma and Texas during fiscal 2002. The consideration for these acquisitions was $667,000 and 137,476 shares of the Company's restricted common stock with a fair value of $375,000 based on the market price on the date of closing.

     Discontinued Operations

     In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the results of operations and gain (loss) relating to the sale of the following property interests have been reflected as discontinued operations.

     On March 31, 2004, the Company completed the sale of all of our Pennsylvania properties to Castle Energy Corporation, a 25% shareholder of Delta at March 31, 2004, for cash consideration of $8 million, which the Company believes is fair value, with an effective date of January 1, 2004 and resulted in a gain on sale of oil and gas properties of $1.9 million.
Revenues from the sale of these oil and properties were approximately $1.2 million for the nine months ended March 31, 2004 and $1.8 million for the year ended June 30, 2003.

     On December 5, 2003, the Company completed the sale of certain properties located in Texas to Sovereign for cash consideration of $2.6 million. The effective date of the transaction is January 1, 2004 and it resulted in a loss on the sale of oil and gas properties of $28,000. Revenues attributed to the sale of these oil and gas properties were approximately $537,000 for the nine months ended March 31, 2004 and $1.2 million for the year ended June 30, 2003.

     On March 1, 2002, Delta completed the sale of 21 producing wells and acreage located primarily in the Eland and Stadium fields of Stark County, North Dakota, to Sovereign Holdings, LLC, a privately-held Colorado limited liability company, for cash consideration of $2.8 million pursuant to a purchase and sale agreement dated February 1, 2002 and effective January 1, 2002. The Company recorded an impairment on these properties of $102,000 prior to the sale. As a result of the sale, the Company recorded a loss on the sale of these oil and gas properties of $1,000. Approximately $1.3 million of the proceeds from the sale were used to pay existing debt.

     During the years ended June 30, 2003 and 2002, the Company disposed of additional non-strategic oil and gas properties and related equipment to unaffiliated entities in addition to the dispositions described above. The Company has received proceeds from these sales of $850,000 and $1.5 million and such sales resulted in a net gain (loss) on sale of oil and gas properties of $277,000 and $(87,000) for the years ended June 30, 2003 and 2002, respectively.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(4)  Long Term Debt

     Bank Debt

     On June 29, 2004, the Company amended and restated its credit facility. The new $100 million facility with Bank of Oklahoma, U.S. Bank National Association and Hibernia National Bank (the "Banks"). At June 30, 2004, the Company had an available borrowing base of $70 million and was fully funded. The facility has a variable interest rate of LIBOR +1.75% to 2.85% and/or prime +.5% / -.5% based on the total debt outstanding and no current monthly commitment reduction. The loan matures on June 30, 2007 and is collateralized by substantially all of Delta's oil and gas properties. The Company's borrowing base and monthly commitment amount will be redetermined at least semi-annually. See Subsequent Event footnote for activity after year-end.

     If as a result of any such monthly commitment reduction or reduction in the amount of the borrowing base, the total amount of our outstanding debt ever exceeds the amount of the revolving commitment then in effect, then within 30 days after the Company is notified by the Bank of Oklahoma, the Company must make a mandatory prepayment of principal that is sufficient to cause the Company's total outstanding indebtedness to not exceed the borrowing base. The Company is required to meet quarterly debt covenants and restrictions, which includes a current ratio to be not less than 1.0 to 1.0 and a funded debt ratio to not be greater than 3.0 to 1.0 after adjustments. At June 30, 2004, the Company was in compliance with its quarterly debt covenants and restrictions.

     Kaiser Francis Oil Company - Debt

     On December 1, 1999, the Company borrowed $8 million at prime plus 1-1/2% from Kaiser Francis Oil Company. The proceeds from this loan were used to pay off existing debt and the balance of the Point Arguello Unit and New Mexico acquisitions. During the third quarter of fiscal 2004, the loan was paid in full.

     Maturities of long-term debt, in thousands of dollars based on contractual terms are as follows:

YEAR ENDING June 30,
     2005 ...................................................  $     109
     2006 ...................................................        112
     2007 ...................................................     69,486
     2008 ...................................................         24
     2009 ...................................................          8
                                                               ---------
                                                               $  69,739
                                                               =========

(5)  Stockholders' Equity

     Preferred Stock

     The Company has 3,000,000 shares of preferred stock authorized, par value $.10 per share, issuable from time to time in one or more series. As of June 30, 2004, 2003 and 2002, no preferred stock was issued.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2003, 2004 and 2002

(5)  Stockholders' Equity, Continued

     Common Stock

     In addition to the common stock transactions described earlier in Note
(2), the Company raised additional capital through the sale of shares of its common stock, net of commissions, of $97.9 million and $225,000 during the years ended June 30, 2004 and 2002, respectively. The Company did not raise capital through the issuance of shares of its common stock during the year-ended June 30, 2003. Offering costs of $6.1 million and $25,000 respectively consisted of cash commission and legal service relating to the transactions and were accounted for as an adjustment to stockholders' equity.

     Non-Qualified Stock Options-Directors and Employees

     On May 31, 2002 at the annual meeting of the shareholders, the shareholders ratified the Company's 2002 Incentive Plan (the "Incentive Plan") under which it reserved up to an additional 2,000,000 shares of common stock. This plan supercedes the Company's 1993 and 2001 Incentive Plans.

     Incentive awards under the Incentive Plan may include non-qualified or incentive stock options, limited appreciation rights, tandem stock appreciation rights, phantom stock, stock bonuses or cash bonuses. Options issued to date under our various incentive plans have been non-qualified stock options as defined in such plans. Options are generally issued at market price at the date of grant with various vesting and expiration terms based on the discretion of the Incentive Plan Committee.

     A summary of the stock option activity under the Company's various plans and related information for the years ended June 30, 2004, 2003 and 2002 follows:

                                      2004              2003              2002
                               ----------------- -----------------  -----------------
                               Weighted-Average  Weighted-Average  Weighted-Average
                                    Exercise          Exercise          Exercise
                               Options    Price  Options    Price  Options    Price
                              ---------  ------ ---------  ------ ---------  ------

Outstanding-beginning of
  year                        3,410,987  $ 3.15  3,378,487  $ 3.07 2,956,215  $ 3.14
Granted                       1,736,000  $ 5.63    255,000  $ 2.79   547,500  $ 2.32
Exercised                      (435,215) $ 2.51   (217,500) $(1.59)  (95,228) $(0.62)
Expired / Returned              (11,000) $(6.39)    (5,000) $ 3.20   (30,000) $(4.56)
                              ---------  ------  ---------  ------ ---------  ------

Outstanding-end of year       4,700,772  $ 4.10  3,410,987  $ 3.15 3,378,487  $ 3.07
                              =========  ======  =========  ====== =========  ======
Exercisable at end of year    4,300,772  $ 4.11  3,240,987  $ 3.15 3,358,487  $ 3.06
                              =========  ======  =========  ====== =========  ======

     The Company issued options to its Non-employee Directors. Accordingly, the Company recorded stock option expense in the amount of $329,000, $114,000 and $113,000 for options issued to its Directors for the years ended June 30, 2004, 2003 and 2002, respectively, for options issued below market.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002


(5)  Stockholders' Equity, Continued

     Exercise prices for options outstanding under our various plans as of June 30, 2004 ranged from $.05 to $9.75 per share. The weighted-average remaining contractual life of those unvested options is 6.5 years. All but 400,000 options are fully vested at June 30, 2004. A summary of the outstanding and exercisable options at June 30, 2004, segregated by exercise price ranges, is as follows:

                                         Weighted
                                         Average
                              Weighted   Remaining                   Weighted
                              Average    Contractual                 Average
   Exercise     Options       Exercise   Life          Exercisable   Exercise
 Price Range    Outstanding   Price      (in years)    Options       Price

-------------   -----------   --------   -----------   -----------   ---------

$0.05 - $1.12      180,000     $0.05        4.25          180,000      $0.05
$1.13 - $3.25    1,119,272      2.05        5.95        1,119,272       2.05
$3.26 - $9.75    3,401,500      4.99        7.43        3,001,500       5.12
                ----------     -----        ----        ---------      -----
                 4,700,772     $4.10        6.95        4,300,772      $4.11

     The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following Weighted-average assumptions for the years ended June 30, 2004, 2003 and 2002, respectively, risk-free interest rate of 4.32%, 2.84% and 4.73%, dividend yields of 0%, 0% and 0%, volatility factors of the expected market price of the Company's common stock of 50.43%, 65.32% and 65.68% and a weighted-average expected life of the options of 5.56, 4.16 and 6.37 years.

     Non-Qualified Stock Options (Non-Employee)

     The Company has also issued options to non-employees. Accordingly, the Company recorded stock option expense in the amount of zero, $10,000 and $30,000 to non-employees for the years ended June 30, 2004, 2003 and 2003, respectively.

     A summary of the stock option and warrant activity and related information for the years ended June 30, 2004, 2003 and 2002 is as follows:

                                      2004              2003              2002
                               ----------------- -----------------  -----------------
                               Weighted-Average  Weighted-Average  Weighted-Average
                                    Exercise          Exercise          Exercise
                               Options    Price  Options    Price  Options    Price
                              ---------  ------ ---------  ------ ---------  ------
Outstanding-beginning of
  year                        1,255,000  $ 3.38 1,954,000  $ 3.62 2,140,000  $ 3.56
Granted                            -     $  -        -     $  -      35,000  $ 3.25
Exercised                    (1,197,500) $(2.48) (250,761) $(2.51) (171,000) $(2.04)
Expired                            -     $  -    (448,239) $ 4.76   (50,000) $(6.00)
                             ----------  ------ ---------  ------ ---------  ------
Outstanding-end of year          57,500  $ 3.80 1,255,000  $ 3.38 1,954,000  $ 3.62
                             ==========  ====== =========  ====== =========  ======
Exercisable at end of year       57,500  $ 4.11 1,255,000  $ 3.38 1,954,000  $ 3.62
                             ==========  ====== =========  ====== =========  ======

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002


(5)  Stockholders' Equity, Continued

     Exercise prices for options outstanding as of June 30, 2004 ranged from $3.25 to $5.00 per share. All options are fully vested at June 30, 2004. The weighted-average remaining contractual life of those options is .25 years. A summary of the outstanding and exercisable options at June 30, 2004, segregated by exercise price ranges, is as follows:

                                         Weighted
                                         Average
                              Weighted   Remaining                   Weighted
                              Average    Contractual                 Average
   Exercise     Options       Exercise   Life          Exercisable   Exercise
 Price Range    Outstanding   Price      (in years)    Options       Price
-------------   -----------   --------   -----------   -----------   ---------

$3.25 - $5.00     57,500       $3.80        0.25        57,500       $ 3.80
                  ======       =====        ====        ======       ======

(6)  Employee Benefits

     The Company adopted a profit sharing plan on January 1, 2002. All employees are eligible to participate in and contributions to the profit sharing plan are voluntary and must be approved by the Board of Directors. Amounts contributed to the Plan will vest over a six year service period.

     Prior to the adoption of a profit sharing plan, the Company sponsored a qualified tax deferred savings plan in the form of a Savings Incentive Match Plan for Employees ("SIMPLE") IRA plan available to companies with fewer than 100 employees. Under the SIMPLE plan, the Company's employees made annual salary reduction contributions of up to 3% of an employee's base salary up to a maximum of $6,000 (adjusted for inflation) on a pre-tax basis. The Company matched contributions on behalf of employees who met certain eligibility requirements.

     For the years ended June 30, 2004, 2003 and 2002 the Company contributed $262,000, $147,000 and $68,000, respectively under the plans.

(7)  Commodity Derivative Instruments and Hedging Activities

     The Company periodically enters into commodity price risk transactions to manage its exposure to oil and gas price volatility. These transactions may take the form of futures contracts, swaps or options. All transactions are accounted for in accordance with requirements of SFAS No. 133 which the Company adopted on January 1, 2001. Accordingly, unrealized gains and losses related to the change in fair market value of derivative contracts which qualify and are designated as cash flow hedges are recorded as other comprehensive income or loss and such amounts are reclassified to realized gain (loss) on derivative instruments as the associated production occurs.

     Derivative contracts that do not qualify for hedge accounting treatment are recorded as derivative assets and liabilities at market value in the consolidated balance sheet, and the associated unrealized gains and losses are recorded as current income or expense in the consolidated statement of operations. While such derivative contracts do not qualify for hedge accounting, management believes these contracts can be utilized as an effective component of commodity price risk activities.

     As of June 30, 2004, the Company had no derivative instruments in place. The realized net losses from hedging activities were $859,000 and $1.9 million for the years ended June 30, 2004 and 2003.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(8)  Income Taxes

     At June 30, 2004, 2003 and 2002, the Company's significant deferred tax assets and liabilities are summarized as follows:

                                             2004        2003        2002
                                            -------    --------    -------
                                                    (In thousands)
Deferred tax assets:
Net operating loss/depletion
 carryforwards(1)                           $13,278    $ 13,927    $11,534
Other                                            19         255         87
Gross deferred tax assets                    13,297      14,182     11,621
Less valuation allowance                     (8,990)    (10,279)   (10,549)
Deferred tax liability:
 Oil and gas properties principally
  due to differences in basis resulting
  from depreciation and depletion            (4,307)     (3,903)    (1,072)
                                            -------    --------    -------
Net deferred tax asset:                     $  -       $   -       $  -
                                            =======    ========    =======

(1) Included in net operating loss carryforwards is $1.1 million, $618,000 and $379,000, which relate to the tax effect of stock options exercised for which the benefit will be recognized in stockholders' equity rather than in operations in accordance with FAS 123.

    No income tax benefit has been recorded for the years ended June 30, 2004, 2003 or 2002 since the benefit of the net operating loss carryforward and other net deferred tax assets arising in those periods has been offset by the valuation allowance for such net deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is not more likely than not that the Company will realize the benefits of these deductible differences at June 30, 2004. The amount of the deferred tax asset considered realizable to offset deferred tax liabilities, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

     At June 30, 2004, the Company had net operating loss carryforwards for regular and alternative minimum tax purposes of approximately $35 million and $33.1 million, respectively. If not utilized, the tax net operating loss carryforwards will expire during the period from 2005 through 2024. If not utilized, approximately $2.8 million of net operating losses will expire over the next five years. Net operating loss carryforwards attributable to Amber prior to 1993 of approximately $362,000, included in the above amounts, are available only to offset future taxable income of Amber.

     In addition, Delta Petroleum and its subsidiaries experienced a change in ownership in May 2002 with the acquisition of Castle's oil and gas properties and as a result, its annual net operating loss carry-forward usage is limited. The annual limitation due to the ownership change is estimated to be approximately $3 million.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(9)  Related Party Transactions

     Transactions with Officers

     Until March 12, 2003, the Company's Board of Directors had granted each of our officers the right to participate in the drilling on the same terms as the Company in up to a five percent (5%) working interest in any well drilled, re-entered, completed or recompleted by us on our acreage (provided that any well to be re-entered or recompleted was then producing economic quantities of hydrocarbons). On March 12, 2003, the Board of Directors rescinded this right. The officers did not participate in any Company wells during fiscal 2003.

     Effective June 1, 2002, Mr. Parker exchanged properties with a fair market value of approximately $150,000 in exchange for a reduction in joint interest billing owed to the Company. The fair market value was initially determined by the Company's engineer and verified by an independent engineer.

     During fiscal 2001 and 2000, Mr. Larson and Mr. Parker guaranteed certain borrowings which have subsequently been paid in full. As consideration for the guarantee of the Company's indebtedness, each officer was assigned a 1% overriding royalty interest ("ORRI") in the properties acquired with the proceeds of the borrowings. Each officer earned approximately $66,000, $108,000 and $71,000 for their respective 1% ORRI during fiscal 2004, 2003 and 2002, respectively.

     The Company's officers have employment agreements, which among other things include termination and change of control clauses. These employment agreements terminate in November 2004.

     Accounts Receivable Related Parties

     At June 30, 2004, the Company had $18,000 of receivables from related parties. These amounts include drilling costs, and lease operating expense on wells owned by the related parties and operated by the Company. The amounts were paid in full subsequent to year end.

(10) Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share:

                                                   Years Ended June 30,
                                                2004       2003       2002
                                               -------    -------   -------
                                                      (In thousands,
                                                 except per share amounts)

Numerator:
Numerator for basic and diluted earnings
 per share - income available to common
 stockholders                                  $ 5,056    $ 1,257   $(6,253)
Denominator:
 Denominator for basic earnings per
 share-weighted average shares outstanding      27,041     22,865    12,682
Effect of dilutive securities, stock options
 and warrants                                    2,591        954      *
                                               -------    -------   -------
Denominator for diluted earnings per
 common share                                   29,632     23,819    12,682
                                               =======    =======   =======
Basic earnings per common share                $   .19    $   .05   $  (.49)
                                               =======    =======   =======
Diluted earnings per common share              $   .17    $   .05   $  (.49)
                                               =======    =======   =======

*Potentially dilutive securities outstanding of 5,332 in 2002 were anti-dilutive.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(11) Guarantee of Financial Information

     Delta ("Issuer") issued 7% Senior Unsecured Notes ("Bond Offering") on March 15, 2005, for the aggregate amount of $150.0 million, which pay interest semiannually on April 1st and October 1st and mature in 2015. The proceeds were used to refinance debt outstanding under the Company's credit facility. This Bond Offering is guaranteed by all of the 100% owned subsidiaries of the Company at the time of the Bond Offering ("Guarantors"). The Guarantors, fully, jointly and severally, irrevocably and unconditionally guarantee the performance and payment when due of all the obligations under the Bond Offering. Big Dog and Amber ("Non-guarantors") are not guarantors of the indebtedness under the Bond Offering.

     The following financial information sets forth our condensed consolidating balance sheets as of June 30, 2004 and 2003, the condensed consolidating statements of operations for the years ended June 30, 2004, 2003 and 2002 and the condensed consolidating statements of cash flows for years ended June 30, 2004, 2003 and 2002 (in thousands).

Condensed Consolidated Balance Sheet
June 30, 2004



                                           Guarantor    Non-guarantor  Adjustments/
                                Issuer    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                               --------   ------------  -------------  ------------  ------------
Current assets                 $ 13,781      $1,115        $   57       $   -          $ 14,953

Property and equipment:
 Oil and gas                    261,879       6,007         5,006           -           272,892
 Drilling rigs and trucks          -           -            3,965           -             3,965
 Other                            1,136        -               11           -             1,147
                               --------      ------        ------       --------       --------
   Total property and
    equipment                   263,015       6,007         8,982           -           278,004

Accumulated DD&A                (20,765)       (886)          (14)          -           (21,665)
                               --------      ------        ------       --------       --------
Net property and equipment      242,250       5,121         8,968           -           256,339

Investment in subsidiaries       14,724        -             -           (14,724)          -
Other long term assets            1,412        -             -              -             1,412
                               --------      ------        ------       --------       --------
Total assets                   $272,167      $6,236        $9,025       $(14,724)      $272,704
                               ========      ======        ======       ========       ========

Current liabilities            $ 14,018      $   36        $  236       $   -          $ 14,290

Long term liabilities:
 Long term debt                  69,387        -              243           -            69,630
 Asset retirement obligation      2,520          22          -              -             2,542
                               --------      ------        ------       --------       --------
Total long term liabilities      71,907          22           243           -            72,172

Minority interest                   245        -             -              -               245

Shareholders' equity            185,997       6,178         8,546        (14,724)       185,997
                               --------      ------        ------       --------       --------
Total liabilities and
 shareholders' equity          $272,167      $6,236        $9,025       $(14,724)      $272,704
                               ========      ======        ======       ========       ========

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(11) Guarantee of Financial Information, Continued




Condensed Consolidated Statement of Operations
Year Ended June 30, 2004

                                          Guarantor     Non-guarantor   Adjustments/
                               Issuer    Subsidiaries   Subsidiaries    Eliminations   Consolidated
                               -------   ------------   -------------   -------------  ------------
Total revenue                  $34,947      $1,429         $  33           $(33)         $36,376

Operating expenses:
 Lease operating expense         9,377         399           -               -             9,776
 Depreciation and depletion      9,637         263            14             -             9,914
 Exploration expense             2,405        -                1             -             2,406
 Drilling and trucking
  operations                      -           -              265            (33)             232
 Dry hole, abandonment and
  impaired                       2,132        -              -               -             2,132

General and administrative       7,906          19           124             -             8,049
                               -------      ------         -----           ----          -------
   Total expenses               31,457         681           404            (33)          32,509

Income from continuing
 operations                      3,490         748          (371)            -             3,867

Other income and expenses       (1,643)          4            (1)            70           (1,570)
Discontinued operations          2,759        -              -               -             2,759
                               -------      ------         -----           ----          -------
Net income/(loss)              $ 4,606      $  752         $(372)          $ 70          $ 5,056
                               =======      ======         =====           ====          =======

Condensed Consolidated Statement of Cash Flows
Year Ended June 30, 2004

                                            Guarantor     Non-guarantor
                                Issuer     Subsidiaries   Subsidiaries   Consolidated
                               ---------   ------------   -------------  ------------
Operating activities           $   9,263      $ 518         $  (158)       $   9,623
Investing activities            (144,232)      (370)         (3,836)        (148,438)
Financing activities             134,795       (218)          4,045          138,622
                               ---------      -----         -------        ---------
Net increase/decrease in cash
 and cash equivalents               (174)       (70)             51             (193)


Cash at beginning of the
 period                            2,160        110               1            2,271
                               ---------      -----         -------        ---------
Cash at the end of the period  $   1,986      $  40         $    52        $   2,078
                               =========      =====         =======        =========

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(11) Guarantee of Financial Information, Continued



Condensed Consolidated Balance Sheet
June 30, 2003

                                           Guarantor    Non-guarantor  Adjustments/
                                Issuer    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                              ---------   ------------  -------------  ------------  ------------
Current assets                $  7,520      $ 1,146        $    1       $   -        $  8,667

Property and equipment:
 Oil and gas                    79,508        5,637         5,006           -          90,151
 Other                             336         -             -              -             336
                              --------      -------        ------       --------     --------
   Total property and
    equipment                   79,844        5,637         5,006           -          90,487

Accumulated DD&A               (12,044)        (625)         -              -         (12,669)
                              --------      -------        ------       --------     --------
Net property and equipment      67,800        5,012         5,006           -          77,818

Investment in subsidiaries      10,404                                   (10,404)        -
Other long term assets             362         -             -              -             362
                              --------      -------        ------       --------     --------
Total assets                  $ 86,086      $ 6,158        $5,007       $(10,404)    $ 86,847
                              ========      =======        ======       ========     ========

Current liabilities           $ 15,159      $   742        $ -          $   -        $ 15,901

Total long term
 liabilities                    23,023           20          -              -          23,043

Shareholders' equity            47,904        5,396         5,007        (10,404)      47,903
                              --------      -------        ------       --------     --------
Total liabilities and
 shareholders' equity         $ 86,086      $ 6,158        $5,007       $(10,404)    $ 86,847
                              ========      =======        ======       ========     ========

Condensed Consolidated Statement of Operations
Year Ended June 30, 2003
                                           Guarantor     Non-guarantor
                                Issuer    Subsidiaries   Subsidiaries    Consolidated
                                -------   ------------   -------------   ------------
Total revenue                   $19,119     $ 1,599         $  -           $ 20,718

Operating expenses:
 Lease operating expense          7,957         453            -              8,410
 Depreciation and depletion       4,475         524            -              4,999
 Exploration expense                140        -               -                140
 Dry hole, abandonment and
  impaired                          530           7            -                537
 General and administrative       4,987          21           129             5,137
                                -------     -------         -----          --------
   Total expenses                18,089       1,005           129            19,223

Income from continuing
 operations                       1,030         594          (129)            1,495

Other income and expenses        (1,770)         14            -             (1,756)
Discontinued operations           1,322         196            -              1,518
                                -------     -------         -----          --------
Net income/(loss)               $   582     $   804         $(129)         $  1,257
                                =======     =======         =====          ========

                                    F-27


DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(11) Guarantee of Financial Information, Continued




Condensed Consolidated Statement of Cash Flows
Year Ended June 30, 2003

                                           Guarantor     Non-guarantor
                                Issuer    Subsidiaries   Subsidiaries    Consolidated
                               ---------  ------------   -------------   ------------
Operating activities           $  7,042     $ 1,083         $(126)         $  7,999
Investing activities            (14,837)         82           107           (14,648)
Financing activities              8,992      (1,101)            5             7,896
                                -------     -------         -----          --------
Net increase/decrease in cash
 and cash equivalents             1,197          64           (14)            1,247

Cash at beginning of the period     978          46            -              1,024
                                -------     -------         -----          --------
Cash at the end of the period   $ 2,175     $   110         $ (14)         $  2,271
                                =======     =======         =====          ========


DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(11) Guarantee of Financial Information, Continued




Condensed Consolidated Statement of Operations
Year Ended June 30, 2002

                                           Guarantor     Non-guarantor
                                Issuer    Subsidiaries   Subsidiaries    Consolidated
                                -------   ------------   -------------   ------------

Total revenue                   $ 7,689     $   289         $  74          $  8,052

Operating expenses:
 Lease operating expense          4,186          71           -               4,257
 Depreciation and depletion       3,178         148           -               3,326
 Exploration expense                135        -                20              155
 Dry hole, abandonment and
  impaired                        1,876        -              -               1,876
 General and administrative       3,209          64            109            3,382
                                -------      ------         ------         --------
    Total expenses               12,585         282            129           12,996

Income from continuing
 operations                      (4,896)          7            (55)          (4,944)

Other income and expenses        (1,234)         14              8           (1,212)
Discontinued operations             (97)        -              -                (97)
                                -------      ------         ------         --------
Net income/(loss)               $(6,227)     $   21         $  (47)        $ (6,253)
                                =======      ======         ======         ========


Condensed Consolidated Statement of Cash Flows
Year Ended June 30, 2002

                                           Guarantor     Non-guarantor
                                Issuer    Subsidiaries   Subsidiaries    Consolidated
                               --------   ------------   -------------   ------------
Operating activities           $ (2,317)    $   573         $(126)        $ (1,870)
Investing activities             (7,252)     (5,967)          107          (13,112)
Financing activities             10,043       5,440             5           15,488
                               --------     -------         -----         --------
Net increase/decrease in cash
 and cash equivalents               474          46           (14)             506

Cash at beginning of the period     513        -                5              518
                               --------     -------         -----         --------
Cash at the end of the period  $    987     $    46         $  (9)        $  1,024
                               ========     =======         =====         ========

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(12) Commitments

     The Company rents an office in Denver under an operating lease which expires in fiscal 2009. Rent expense, for the years ended June 30, 2004, 2003 and 2002 was approximately $272,000, $210,000 and $109,000, respectively. Future minimum payments under non-cancelable operating leases are as follows:

                                        (In thousands)

                       2005                 $  354
                       2006                    357
                       2007                    360
                       2008                    345
                       2009                     87
                                            ------
                                            $1,503
                                            ======

(13) Selected Quarterly Financial Data (Unaudited)





Fiscal 2004                         1st Quarter(1)   2nd Quarter(1)   3rd Quarter(1)   4th Quarter
-----------                         --------------   --------------   --------------   -----------
                                                (In thousands, except per share amounts)

Total revenue                         $7,444           $8,006            $10,342         $11,641
Income from continuing operations      1,853            1,208                813             621
Net income                             1,364              652              2,454             586

Net income per common share:(2)
 Basic                                $  .06           $  .03            $   .09         $   .02
 Diluted                              $  .05           $  .03            $   .08         $   .02


Fiscal 2003                         1st Quarter(1)   2nd Quarter(1)   3rd Quarter(1)   4th Quarter
-----------                         --------------   --------------   --------------   -----------
                                                (In thousands, except per share amounts)

Total revenue                         $5,648           $5,704            $ 6,975         $ 5,653
Income (loss) from continuing
 operations                              634              850              1,715            (186)
Net income (loss)                        117              428              1,307            (595)
Net income (loss) per common
share:(2)
 Basic                                $  .01           $  .02            $   .06         $  (.03)
 Diluted                              $  **            $  .02            $   .05         $   *


Fiscal 2003 4th Quarter includes bonuses of $676,000 and dry hole costs of $405,000.
_____________________________________

*   Potentially dilutive securities outstanding were anti-dilutive
**  less than $.01 per share

(1) Selected quarterly financial data represents information previously reported and not restated for the reclass adjustments relating to FAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets".

(2) The sum of individual quarterly net income per share may not agree with year-to-date net income per share as each period's computation is based on the weighted average number of common shares outstanding during the period.

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(14) Disclosures About Capitalized Costs, Cost Incurred and Major Customers

     Capitalized costs related to oil and gas activities are as follows:

                                                        June 30,
                                                    2004        2003
                                                  --------    --------
                                                      (In thousands)

Unproved undeveloped offshore California
 properties                                       $ 10,844    $ 10,164
Unproved undeveloped onshore domestic properties    38,903       1,680
Proved undeveloped offshore California properties     -            843
Proved undeveloped onshore domestic properties      86,720       9,995
Proved developed offshore California properties      9,103       7,190
Proved developed onshore domestic properties       127,322      60,279
                                                  --------    --------
                                                   272,892      90,151
Accumulated depreciation and depletion             (21,317)    (12,509)
                                                  --------    --------
                                                  $251,575    $ 77,642
                                                  ========    ========

Costs incurred in oil and gas activities are as follows:





                                                     Year Ended June 30,
                                 --------------------------------------------------------
                                       2004                2003                2002
                                 ------------------  -----------------  -----------------
                                                          (In thousands)
                                 Onshore   Offshore  Onshore  Offshore  Onshore  Offshore
                                 --------  --------  -------  --------  -------  --------

Unproved property acquisition
 costs                           $ 37,223   $  680   $   694   $  442   $ 9,115   $  363
Proved property acquisition
 costs                            128,587     -       10,784     -       38,290      -
Developed cost incurred on
 undeveloped reserves               3,789    1,070       815      986       418      678
Development costs - other          20,986     -        4,335     -          569      521
Exploration costs                   2,406     -          140     -          108       47
                                 --------   ------   -------   ------   -------   ------
                                 $192,991   $1,750   $16,768   $1,428   $48,500   $1,609
                                 --------   ------   -------   ------   -------   ------
Transferred amounts from
 undeveloped to developed
 properties                      $  3,795   $  843   $   168   $ -      $  -      $  306


DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(14) Disclosures About Capitalized Costs, Cost Incurred and Major Customers, Continued

     A summary of the results of operations for oil and gas producing activities, excluding general and administrative cost, is as follows:





                                                     Year Ended June 30,
                                 --------------------------------------------------------
                                       2004                2003                2002
                                 ------------------  -----------------  -----------------
                                                          (In thousands)
                                 Onshore   Offshore  Onshore  Offshore  Onshore  Offshore
                                 --------  --------  -------  --------  -------  --------
Revenue
 Oil and gas revenues            $ 33,260  $  3,975  $17,987  $  4,589  $ 4,257  $  3,756
Expenses:
 Production costs                   6,519     3,257    5,140     3,270    1,213     3,044
 Depletion                          8,978       705    3,860     1,075    2,216     1,099
 Exploration                        2,406      -         140                108        47
 Abandonment and impaired
  properties                         -         -        -         -       1,480      -
 Dry hole costs                     2,132      -         537      -         396      -
                                 --------  --------  -------  --------  -------  --------
Results of operations of oil
 and gas producing activities    $ 13,225  $     13  $ 8,310  $    244  $(1,156) $   (434)
                                 ========  ========  =======  ========  =======  ========
Income (loss) from operations of
 properties sold, net                 872      -       1,241      -          (9)     -
Gain (loss) on sale of
 properties                         1,887      -         277      -         (88)     -
                                 --------  --------  -------  --------  -------  --------
Results of discontinued
 operations of oil and gas
 producing activities            $  2,759  $   -     $ 1,518  $   -     $   (97) $   -
                                 ========  ========  =======  ========  =======  ========



     Statement of Financial Accounting Standards 131 "Disclosures about segments of an enterprises and Related Information" (SFAS 131) establishes standards for reporting information about operating segments in annual and interim financial statements. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. The Company's business segment includes its onshore and offshore properties described above and its drilling and trucking companies. The drilling and trucking companies had minimal activity. As such, segment information relating to the drilling and trucking companies have not been presented.

     The Company's sales of oil and gas to individual customers which exceeded 10% of the Company's total oil and gas sales for the years ended June 30, 2004, 2003 and 2002 were:

                                  2004     2003     2002
                                  ----     ----     ----

                          A        17%      13%       3%
                          B        17%       -%       -%
                          C        14%      17%       2%
                          D        10%      18%      73%
                          E         -%       -%      10%

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(15) Information Regarding Proved Oil and Gas Reserves (Unaudited)

     Proved Oil and Gas Reserves. Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. For the purposes of this disclosure, the Company has included reserves it is committed to and anticipates drilling.

     (i) Reservoirs are considered proved if economic producability is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (B) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

     (ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

     (iii) Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (B) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (C) crude oil, natural gas, and natural gas liquids, that may occur in underlaid prospects; and (D) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

     Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(15) Information Regarding Proved Oil and Gas Reserves (Unaudited), Continued

     A summary of changes in estimated quantities of proved reserves for the years ended June 30, 2004, 2003 and 2002 are as follows:

                                            Onshore            Offshore
                                        GAS        OIL      GAS      OIL
                                       (Mmcf)     (MBbl)   (Mmcf)   (Mbbl)
                                      --------   -------   ------  -------
                                                   (In thousands)

Balance at July 1, 2001               $  4,682   $   344   $  -    $ 1,213

Revisions of quantity estimate            (269)       71      -        (49)
Extensions and discoveries                  42         2      -       -
Purchase of properties                  43,680     3,845      -       -
Sales of properties                     (3,311)     (256)     -       -
Production                                (871)      (87)     -       (262)
                                      --------   -------   ----    -------
Balance at June 30, 2002                43,953     3,919      -        902

Revisions of quantity estimate          13,719     (927)      -        244
Extensions and discoveries                 687     -          -      1,132
Purchase of properties                     236    1,024       -       -
Sale of properties                        (457)     (66)      -       -
Production                              (2,938)    (252)      -       (227)
                                      --------   -------   ----    -------
Balance at June 30, 2003                55,200     3,698      -      2,051
                                      --------   -------   ----    -------
Revisions of quantity estimate          (3,136)      469      -        (44)
Extensions and discoveries               6,560        69      -       -
Purchase of properties                  39,782     8,306      -       -
Sale of properties                      (6,817)     (596)     -       -
Production                              (3,110)     (568)     -       (180)
                                      --------   -------   ----    -------
Balance at June 30, 2004                88,479    11,378      -      1,827
                                      ========   =======   ====    =======
Proved developed reserves:
 June 30, 2001                           4,474       342      -        906
 June 30, 2002                          34,063     2,818      -        849
 June 30, 2003                          35,314     2,951      -        919
 June 30, 2004                          55,786     6,240      -        695

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(15) Information Regarding Proved Oil and Gas Reserves (Unaudited), Continued

     Future net cash flows presented below are computed using year-end prices and costs and are net of all overriding royalty revenue interests.

     Future corporate overhead expenses and interest expense have not been included.

                                         Onshore     Offshore    Combined
                                         --------    ---------  ----------
                                                    (In thousands)
June 30, 2004
 Future net cash flows                   $953,532    $51,625    $1,005,157
Future costs:
 Production                               225,046     23,558       248,604
 Development                               55,845     11,054        66,899
 Income taxes                             165,492       -          165,492
                                         --------    -------    ----------
Future net cash flows                     507,149     17,013       524,162
 10% discount factor                      230,540      5,585       236,125
                                         --------    -------    ----------
Standardized measure of discounted
 future net cash flows                   $276,609    $11,428    $  288,037
                                         ========    =======    ==========
Standardized measure of discounted
 future net cash flows before tax        $367,679    $11,428    $  379,107
                                         ========    =======    ==========
Estimated future development cost
 anticipated for fiscal 2005 and
 2006 on existing properties             $ 53,129    $ 4,378    $   57,507
                                         ========    =======    ==========
June 30, 2003
 Future cash flows                       $377,458    $46,898    $  424,356
Future costs:
 Production                                99,243     24,787       124,030
 Development                               20,104     13,137        33,241
 Income taxes                              62,390       -           62,390
                                         --------    -------    ----------
Future net cash flows                     195,721      8,974       204,695
 10% discount factor                       93,734      3,750        97,484
                                         --------    -------    ----------
Standardized measure of discounted
 future net cash flows                   $101,987    $ 5,224    $  107,211
                                         ========    =======    ==========
Standardized measure of discounted
 future net cash flows before tax        $134,667    $ 5,224    $  139,891
                                         ========    =======    ==========
June 30, 2002
 Future cash flows                       $247,611    $16,600    $  264,211
Future costs:
 Production                                84,109     10,067        94,176
 Development                               15,056      1,089        16,145
 Income taxes                              28,078       -           28,078
                                         --------    -------    ----------
Future net cash flows                     120,368      5,444       125,812
 10% discount factor                       62,217      1,211        63,428
                                         --------    -------    ----------
Standardized measure of discounted
 future net cash flows                   $ 58,151    $ 4,233    $   62,384
                                         ========    =======    ==========
Standardized measure of discounted
 future net cash flows before tax        $ 72,073    $ 4,233    $   76,306
                                         ========    =======    ==========

DELTA PETROLEUM CORPORATION AND SUBSIDIARY
Notes to Consolidated Financial Statements
June 30, 2004, 2003 and 2002

(15) Information Regarding Proved Oil and Gas Reserves (Unaudited), Continued

The principal sources of changes in the standardized measure of discounted net cash flows during the years ended June 30, 2004, 2003 and 2002 are as follows:

                                          2004         2003         2002
                                        --------     --------     --------
                                                  (In thousands)

Beginning of the year                   $107,211     $ 62,384     $ 15,974
Sales of oil and gas production during
 the period, net of production costs     (27,459)     (16,082)      (3,807)
Purchase of reserves in place            248,478       14,335       70,097
Net change in prices and production
 costs                                    26,088       37,957       (1,879)
Changes in estimated future development
 costs                                     8,592       (8,251)        (233)
Extensions, discoveries and improved
 recovery                                 11,599        3,032           96
Revisions of previous quantity
 estimates, estimated timing of
 development and other                   (25,807)      25,675         (398)
Previously estimated development
 costs incurred during the period          4,859        1,801        1,869
Sales of reserves in place               (17,934)      (1,122)      (7,011)
Change in future income tax              (58,311)     (18,756)     (13,921)
Accretion of discount                     10,721        6,238        1,597
                                        --------     --------     --------
End of year                             $288,037     $107,211     $ 62,384
                                        ========     ========     ========

(16) Subsequent event

     On August 19, 2004, the Company completed the sale of certain interests in five fields in Louisiana and South Texas previously acquired in the Alpine acquisition, which closed on June 29, 2004, to Whiting Petroleum Corporation for $19.3 million. The Company paid $8.8 million toward its credit facility relating to the sale of these properties. There was no gain or loss on this transaction.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

                                                      March 31,    June 30,
                                                        2005         2004
                                                      --------     --------
                      ASSETS                             (In thousands)
Current Assets:
 Cash and cash equivalents                            $  7,850     $  2,078
 Marketable securities available for sale                1,002          912
 Trade accounts receivable, net                         26,184        9,092
 Prepaid assets                                          1,755        1,136
 Inventory                                               3,583        1,350
 Other current assets                                    1,107          385
                                                      --------     --------
     Total current assets                               41,481       14,953
                                                      --------     --------
Property and Equipment:
 Oil and gas properties, successful efforts
  method of accounting
   Unproved                                            105,593      136,467
   Proved                                              306,717      136,425
 Drilling and trucking equipment                        12,336        3,965
 Other                                                   2,777        1,147
                                                      --------     --------
     Total property and equipment                      427,423      278,004
 Less accumulated depreciation and depletion           (35,025)     (21,665)
                                                      --------     --------
     Net property and equipment                        392,398      256,339
                                                      --------     --------
Long term assets:
 Investment in LNG project                               1,022        1,022
 Deferred financing costs                                5,754          131
 Partnership net assets                                    125          259
                                                      --------     --------
     Total long term assets                              6,901        1,412
                                                      --------     --------
                                                      $440,780     $272,704
                                                      ========     ========
         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
 Current portion of long-term debt                    $    104     $    109
 Accounts payable                                       33,109       12,326
 Other accrued liabilities                               2,490        1,855
 Derivative instruments                                  6,744         -
                                                      --------     --------
     Total current liabilities                          42,447       14,290
                                                      --------     --------
Long-term Liabilities:
 7% senior unsecured notes                             149,253         -
 Credit facility                                        27,000       69,375
 Asset retirement obligation                             3,228        2,542
 Derivative instruments                                  2,841         -
 Other debt, net                                           270          255
                                                      --------     --------
     Total long-term liabilities                       182,592       72,172
                                                      --------     --------
Minority Interest                                         -             245
                                                      --------     --------
Commitments
Stockholders' Equity:
 Preferred stock, $.10 par value; authorized
  3,000,000 shares, none issued                           -            -
 Common stock, $.01 par value; authorized
  300,000,000 shares, issued 41,488,000 shares
  at March 31, 2005 and 38,447,000 at June 30, 2004        415          384
 Additional paid-in capital                            234,111      207,811
 Accumulated other comprehensive income (loss)          (8,962)         342
 Unearned compensation                                    (977)        -
 Accumulated deficit                                    (8,846)     (22,540)
                                                      --------     --------
     Total stockholders' equity                        215,741      185,997
                                                      --------     --------
                                                      $440,780     $272,704
                                                      ========     ========


         	See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                      Three Months Ended
                                                          March 31,
                                                      2005           2004
                                                     --------      -------
                                                         (In thousands,
                                                   except per share amounts)
Revenue:
 Oil and gas sales                                   $ 24,578      $10,594
 Drilling and trucking                                  2,332         -
 Loss on derivative instruments, net                     (344)        (286)
                                                     --------      -------
     Total revenue                                     26,566       10,308

Operating expenses:
 Lease operating expense                                4,410        2,035
 Production taxes                                       1,509          471
 Transportation costs                                     113           75
 Depreciation, depletion and amortization               5,393        3,085
 Exploration expense                                    1,663        1,698
 Dry hole costs                                            19          210
 Drilling and trucking operations                       2,012         -
 Professional fees                                        411          308
 General and administrative                             4,202        1,722
                                                     --------      -------
     Total operating expenses                          19,732        9,604
                                                     --------      -------
Operating income                                        6,834          704
                                                     --------      -------
Other income and (expense):
 Other income (expense)                                  (161)          43
 Minority interest                                        403         -
 Interest and financing costs                          (2,136)        (373)
                                                     --------      -------
     Total other expense                               (1,894)        (330)
                                                     --------      -------
Income from continuing operations                       4,940          374

Discontinued operations:
 Income from operations of properties sold, net          -             298
 Gain on sale of properties                              -           1,782
                                                     --------      -------
Net income                                           $  4,940      $ 2,454
                                                     ========      =======
Basic income per common share:
 Income from continuing operations                   $   0.12      $  0.01
 Discontinued operations                                 -            0.08
                                                     --------      -------
 Net income                                          $   0.12      $  0.09
                                                     ========      =======
Diluted income per common share:
 Income from continuing operations                   $   0.12      $  0.01
 Discontinued operations                                 -            0.07
                                                     --------      -------
 Net income                                          $   0.12      $  0.08
                                                     ========      =======

         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

                                                       Nine Months Ended
                                                            March 31,
                                                       2005         2004
                                                     --------      -------
                                                         (In thousands,
                                                    except per share amounts)
Revenue:
 Oil and gas sales                                   $ 64,235      $25,375
 Drilling and trucking                                  2,632         -
 Loss on derivative instruments, net                     (437)        (666)
                                                     --------      -------
     Total revenue                                     66,430       24,709
                                                     --------      -------
Operating expenses:
 Lease operating expense                               10,461        5,494
 Production taxes                                       4,415        1,205
 Transportation costs                                     285          193
 Depreciation, depletion and amortization              14,052        6,877
 Exploration expense                                    2,946        1,966
 Dry hole costs                                         2,692          387
 Drilling and trucking operations                       3,086         -
 Professional fees                                      1,258          920
 General and administrative                            10,306        4,443
                                                     --------      -------
     Total operating expenses                          49,501       21,485
                                                     --------      -------
Operating income                                       16,929        3,224
                                                     --------      -------
Other income and (expense):
 Other income (expense)                                  (310)          78
 Minority interest                                        718         -
 Interest and financing costs                          (4,372)      (1,458)
                                                     --------      -------
     Total other expense                               (3,964)      (1,380)
                                                     --------      -------
Income from continuing operations                      12,965        1,844

Discontinued operations:
 Income from operations of properties sold, net           729          872
 Gain on sale of properties                              -           1,754
                                                     --------      -------
Net income                                           $ 13,694      $ 4,470
                                                     ========      =======
Basic income per common share:
 Income from continuing operations                   $   0.32      $  0.07
 Discontinued operations                                 0.02         0.11
                                                     --------      -------
 Net income                                          $   0.34      $  0.18
                                                     ========      =======
Diluted income per common share:
 Income from continuing operations                   $   0.31      $  0.07
 Discontinued operations                                 0.01         0.09
                                                     --------      -------
 Net income                                          $   0.32      $ .0.16
                                                     ========      =======

         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity and Comprehensive Income (Unaudited)





                                                                   (In thousands)

                                                          Accumu-
                                                          lated
                                                          other
                                                Addi-     compre-   Compre-
                                Common Stock    tional    hensive   hensive    Unearned   Accumu-
                              ---------------   paid-in   income    income     compen-    lated
                              Shares   Amount   capital   (loss)    (loss)     sation     deficit    Total
                              ------   ------   -------   -------   -------    --------   -------   -------

Balance, June 30, 2004        38,447   $ 384    207,811       342                 -       (22,540)  185,997

Comprehensive income:
 Net income                     -        -         -         -       13,694       -        13,694    13,694

Other comprehensive
gain, net of tax

 Unrealized gain on equity
  securities, net               -        -         -           90        90       -          -           90
 Change in fair value of
  derivative hedging
  instruments                   -        -         -       (9,394)   (9,394)      -          -       (9,394)
                                                                     ------
Comprehensive income                                                  4,390
                                                                     ======
Shares issued for oil and
 gas properties                1,571      16     22,175      -                    -          -       22,191

Shares issued for equipment      131       1      1,892      -                    -          -        1,893

Shares issued for cash upon
 exercise of options           1,264      13        889      -                    -          -          902

Issuance of options below
 market                         -        -          346      -                  (346)        -         -

Issuance of restricted
 stock grants                     75       1        998      -                  (999)        -         -

Amortization of unearned
 compensation                   -        -         -         -                   368         -          368
                              ------   ------   -------   -------              -----      -------   -------

Balance March 31, 2005        41,488   $  415   234,111    (8,962)             (977)       (8,846)  215,741
                              ======   ======   =======   =======              ====       =======   =======


         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

                                                       Nine Months Ended
                                                            March 31,
                                                       2005         2004
                                                     ---------    --------
                                                        (In thousands)
Cash flows operations activities:
 Net income                                          $  13,694    $  4,470
 Adjustments to reconcile net income to cash
 provided by operating activities:
  Depreciation and depletion                            13,844       6,829
  Depreciation and depletion - discontinued
   operations                                              208         329
  Accretion of abandonment obligation                      208          48
  Stock compensation expense                               368         195
  Amortization of deferred financing costs                 590         269
  Other                                                    493        -
  Minority interest                                       (718)       -
  Gain on sale of oil and gas properties                  -         (1,754)
 Net changes in operating assets and operating
 liabilities:
  Increase in trade accounts receivable                (17,298)     (1,432)
  Increase in prepaid assets                              (619)       (450)
  Increase in inventory                                 (2,233)     (1,169)
  (Increase) decrease in other current assets             (724)        175
  Increase in accounts payable trade                    15,997       1,879
  Increase (decrease) in other accrued liabilities         635        (153)
                                                     ---------    --------
Net cash provided by operating activities               24,445       9,236
                                                     ---------    --------
Cash flows from investing activities:
 Additions to property and equipment, net             (133,101)    (24,835)
 Proceeds from sales of oil and gas properties          18,721      11,013
 Drilling and trucking transactions                     (6,082)       -
 Payment on investment in LNG project                     -           (772)
 Decrease in long term assets                              134          37
                                                     ---------    --------
Net cash used in investing activities                 (120,328)    (14,557)
                                                     ---------    --------
Cash flows from financing activities:
 Stock issued for cash upon exercise of options            902       3,312
 Stock issued for cash, net                               -         29,690
 Proceeds from borrowings                              317,172      14,204
 Payment of financing fees                              (6,965)       (220)
 Repayment of borrowings                              (209,454)    (15,496)
                                                     ---------    --------
Net cash provided by financing activities              101,655      31,490
                                                     ---------    --------
Net increase in cash and cash equivalents                5,772      26,169
                                                     ---------    --------
Cash at beginning of period                              2,078       2,271
                                                     ---------    --------
Cash at end of period                                $   7,850    $ 28,440
                                                     =========    ========
Supplemental cash flow information -
Common stock issued for the acquisition of
 oil and gas properties                              $  22,191    $ 11,215
                                                     =========    ========
Common stock issued for drilling and trucking
 equipment                                           $   1,893    $   -
                                                     =========    ========
Cash paid for interest and financing costs           $   9,365    $  1,265
                                                     =========    ========

         See accompanying notes to consolidated financial statements.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(1)  Basis of Presentation

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, in accordance with those rules, do not include all the information and notes required by generally accepted accounting principles for complete financial statements.
As a result, these unaudited consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto filed with the Company's most recent annual report on Form 10-K. In the opinion of management, all adjustments, consisting only of normal recurring accruals, considered necessary for a fair presentation of the financial position of the Company and the results of its operations have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the complete fiscal year. For a more complete understanding of the Company's operations and financial position, reference is made to the consolidated financial statements of the Company, and related notes thereto, filed with the Company's annual report on Form 10-K for the year ended June 30, 2004, previously filed with the Securities and Exchange Commission.

(2)  Recent Accounting Pronouncements

     In April 2005, FASB Staff Position, FAS 19-1, "Accounting for Suspended Well Costs" was issued amending SFAS No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies." New disclosures require management to apply more judgment than was required under SFAS 19 in evaluating whether the costs meet the criteria for continued capitalization. The Company will be required to disclose the amount of capitalized exploratory well costs that is pending the determination of proved reserves, the amount of exploratory well costs that have been capitalized for a period of greater than one year after the completion of drilling and a description of the activities undertaken and to be undertaken to evaluate the reserves as proved. Any capitalized exploratory well costs that are expensed upon the application of FAS 19-1 shall be expensed in Income from Continuing Operations. The disclosures are required for periods beginning after April 4, 2005. The Company has not yet determined the impact of adoption of FAS 19-1 on its financial statements.

(3)  Nature of Organization

     Delta Petroleum Corporation ("Delta") was organized December 21, 1984 and is principally engaged in acquiring, exploring, developing and producing oil and gas properties. The Company owns interests in developed and undeveloped oil and gas properties in federal units offshore California, near Santa Barbara, and developed and undeveloped oil and gas properties in the continental United States.

     At March 31, 2005 the Company owns 4,277,977 shares of the common stock of Amber Resources Company ("Amber"), representing 91.68% of the outstanding common stock of Amber. Amber is a public company that owns undeveloped oil and gas properties in federal units offshore California, near Santa Barbara.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(3)  Nature of Organization, Continued

     In March 2004, the Company acquired a 50% interest in Big Dog Drilling Co., LLC ("Big Dog") and a 50% interest in Shark Trucking, LLC ("Shark"). On March 31, 2005, the Company purchased the remaining interest in Big Dog in exchange for its interest in Shark and certain other assets.

(4)  Summary of Significant Accounting Policies

     Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the accounts of Delta, Amber, Piper and Big Dog (collectively, the Company). All intercompany balances and transactions have been eliminated in consolidation. As Amber is in a net shareholders' deficit position for the periods presented, the Company has recognized 100% of Amber's earnings/losses for all periods. Certain reclassifications have been made to amounts reported in previous years to conform to the 2004 presentation.

     Cash Equivalents

     Cash equivalents consist of money market funds. The Company considers all highly liquid investments with maturities at date of acquisition of three months or less to be cash equivalents.

     Marketable Securities

     The Company classifies its investment securities as available-for-sale securities. Pursuant to Statement of Financial Accounting Standards No. 115 (SFAS 115), such securities are measured at fair market value in the financial statements with unrealized gains or losses recorded in other comprehensive income. At the time securities are sold or otherwise disposed of, gains or losses are included in earnings.

               Accumulated
                                                 Unrealized      Estimated
                                         Cost    Gain (Loss)    Market Value
                                         ----    -----------    ------------
                                                    (In thousands)
March 31, 2005
 Bion Environmental Technologies, Inc.   $152      $(138)          $   14
 Tipperary Oil & Gas Company              418        570              988
                                         ----      -----           ------
                                         $570      $ 432           $1,002
                                         ====      =====           ======
June 30, 2004
 Bion Environmental Technologies, Inc.   $152      $(138)          $   14
 Tipperary Oil & Gas Company              418        480              898
                                         ----      -----           ------
                                         $570      $ 342           $  912
                                         ====      =====           ======

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Inventory

     Inventory consists of pipe and other production equipment. Inventory is stated at the lower of cost (principally first-in, first-out) or estimated net realizable value.

     Revenue Recognition

     Revenues are recognized when title to the products transfer to the purchaser. The Company follows the "sales method" of accounting for its natural gas and crude oil revenue, so that the Company recognizes sales revenue on all natural gas or crude oil sold to its purchasers, regardless of whether the sales are proportionate to the Company's ownership in the property. A receivable or liability is recognized only to the extent that the Company has an imbalance on a specific property greater than the expected remaining proved reserves. As of March 31, 2005 and 2004, the Company's aggregate natural gas and crude oil imbalances were not material to its consolidated financial statements.

     Property and Equipment

     The Company accounts for its natural gas and crude oil exploration and development activities under the successful efforts method of accounting. Under such method, costs of productive exploratory wells, development dry holes and productive wells and undeveloped leases are capitalized. Oil and gas lease acquisition costs are also capitalized. Exploration costs, including personnel costs, certain geological geophysical expenses and delay rentals for gas and oil leases, are charged to expense as incurred. Exploratory drilling costs are initially capitalized, but charged to expense if and when the well is determined not to have found reserves in commercial quantities. The sale of a partial interest in a proved property is accounted for as a cost recovery and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production amortization rate. A gain or loss is recognized for all other sales of producing properties.

     Unproved properties with significant acquisition costs are assessed quarterly on a property-by-property basis and any impairment in value is charged to expense. If the unproved properties are determined to be productive, the related costs are transferred to proved gas and oil properties. Proceeds from sales of partial interests in unproved leases are accounted for as a recovery of cost without recognizing any gain or loss.

     Depreciation and depletion of capitalized acquisition, exploration and development costs is computed on the units-of-production method by individual fields as the related proved reserves are produced.

     Other property and equipment are recorded at cost or estimated fair value upon acquisition and depreciated using the straight-line method over their estimated useful lives.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Certain of the Company's oil and gas activities are conducted through partnerships and joint ventures. The Company includes its proportionate share of assets, liabilities, revenues and expenses from these entities in its consolidated financial statements. Partnership net assets represent the Company's share of net working capital in such entities.

     Impairment of Long-Lived Assets

     Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144) requires that long-lived assets be reviewed for impairment when events or changes in circumstances indicate that the carrying value of such assets may not be recoverable.

     Estimates of expected future cash flows represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows exceed the carrying value of the asset, no impairment is recognized. If the carrying value of the asset exceeds the expected future cash flows, an impairment exists and is measured by the excess of the carrying value over the estimated fair value of the asset. Any impairment provisions recognized in accordance with SFAS No. 144 are permanent and may not be restored in the future.

     Additionally, the Company assesses developed properties on an individual field basis for impairment at least quarterly or when the oil and gas reserve estimates reflect significant negative revisions. For developed properties, the review consists of a comparison of the carrying value of the asset with the asset's expected future undiscounted cash flows without interest costs. As a result of such assessment, the Company recorded no impairment provision attributable to certain producing properties for the nine months ended March 31, 2005 and 2004.

     For undeveloped properties, the need for an impairment reserve is based on the Company's plans for future development and other activities impacting the life of the property and the ability of the Company to recover its investment. When the Company believes the costs of the undeveloped property are no longer recoverable, an impairment charge is recorded based on the estimated fair value of the property. As a result of such assessment, the Company recorded no impairment provision attributable to certain undeveloped properties for the three and Nine Months ended March 31, 2005 and 2003.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Asset Retirement Obligations

     In July 2001, the Financial Accounting Standards Board approved for issuance SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for retirement obligations of acquired assets. SFAS No. 143 was effective for fiscal years beginning after June 15, 2002. The Company adopted SFAS No. 143 on July 1, 2002 and recorded a cumulative effect of a change in accounting principle on prior years of $20,000, net of tax effects, related to the depreciation and accretion expense that would have been reported had the fair value of the asset retirement obligations, and corresponding increase in the carrying amount of the related long-lived assets, been recorded when incurred. The Company's asset retirement obligations arise from the plugging and abandonment liabilities for its oil and gas wells. The Company has no obligation to provide for the retirement of most of its offshore properties as the obligations remained with the seller. The following is a reconciliation of the change in the Company's asset retirement obligations from July 1, 2004 to March 31, 2005 (amounts in thousands).

    Asset retirement obligation - July 1, 2004         $ 2,647
      Accretion expense                                    208
      Change in estimate                                  (109)
      Obligations acquired                               1,085
      Obligations settled                                 -
      Obligations on sold properties                      (362)
                                                       -------
    Asset retirement obligation - March 31, 2005         3,469
    Less:  Current asset retirement obligation            (241)
                                                       -------
    Long-term asset retirement obligation              $ 3,228
                                                       =======

     Comprehensive Income

     Comprehensive income includes all changes in equity during a period. The components of comprehensive income for the nine months ended March 31, 2005 and 2004 are as follows:

                                                       Nine Months Ended
                                                           March 31,
                                                        2005        2004
                                                      --------     ------
                                                         (In thousands)

Net income                                            $ 13,694     $4,470
Other comprehensive income
 Change in fair value of derivative hedging
  instruments                                           (9,394)       407
 Unrealized gain (loss) on marketable securities            90        250
                                                      --------     ------
                                                        (9,304)       657
                                                      --------     ------
Comprehensive income                                  $  4,390     $5,127
                                                      ========     ======

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Derivative Financial Instruments

     The Company periodically enters into commodity derivative contracts and fixed-price physical contracts to manage its exposure to oil and natural gas price volatility. The Company primarily utilizes future contracts, swaps or options which are generally placed with major financial institutions or with counterparties of high credit quality that the Company believes are minimal credit risks. The oil and natural gas reference prices of these commodity derivatives contracts are based upon crude oil and natural gas futures which have a high degree of historical correlation with actual prices received by the Company.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 established accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows that the effective portion of the gain or loss on a derivative instrument designated and qualifying as a cash flow hedging instrument be reported as a component of Other Comprehensive Income and be reclassified into earnings in the same period or periods during which the hedged forecasted transaction affects earnings.

     The following table summarizes our current hedge positions:

                                     Price Floor /
 Commodity           Volume          Price Ceiling           Term
-----------   -------------------   ---------------   --------------------

Crude oil     40,000 Bbls / month   $35.00 / $50.80   Jan '05   - June '06
Crude oil      6,000 Bbls / month   $35.00 / $49.75   Apr '05   - Dec '05
Crude oil     40,000 Bbls / month   $40.00 / $50.34   July '05  - June '06
Crude oil     10,000 Bbls / month   $45.00 / $56.90   July '05  - June '06
Crude oil     25,000 Bbls / month   $35.00 / $61.80   July '06  - June '07
Natural gas    3,000 MMBtu / day    $ 5.00 / $ 7.85   Apr '05   - Oct '05
Natural gas   10,000 MMBtu / day    $ 5.00 / $ 9.25   Jan '05   - June '05
Natural gas   10,000 MMBtu / day    $ 5.00 / $ 9.60   July '05  - June '06
Natural gas    3,000 MMBtu / day    $ 6.00 / $ 9.35   July '05  - June '06
Natural gas   13,000 MMBtu / day    $ 5.00 / $10.20   July '06  - June '07

     The fair value of the Company's derivative instruments obligation was $9.6 million at March 31, 2005 and $6.3 million on May 5, 2005.

     The net losses from hedging activities were $344,000 and $437,000 for the three and nine months ended March 31, 2005 and $286,000 and $666,000 for the three and nine month period ended March 31, 2004.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Stock Option Plans

     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. In December, 2002 the FASB issued SFAS No. 148, "Accounting for Stock-based Compensation-Transition and Disclosure." SFAS 148 amended FASB Statement No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair-value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on the reported results. The provisions of SFAS 148 had no material impact on the Company, as the Company was not required to adopt the fair-value method of accounting for stock options at the current time. Accordingly, no compensation cost is recognized for options granted to employees at a price equal to or greater than the fair market value of the common stock.

     However, in December, 2004, SFAS 123 (Revised 2004), "Share Based Payment" was issued, which will require the Company to recognize the grant-date fair value of stock options and other equity based compensation issued to employees in the income statement. The cost of share based payments will be recognized over the period the employee provides service. While the Company has not made a determination of the impact of adoption on its financial statements, it is expected that the impact will be based on the grant-date fair value of the awards calculated under SFAS 123 as in the following disclosures.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Had compensation cost for the Company's stock-based compensation plan been determined using the fair value of the options at the grant date, the Company's net income (loss) for the three and nine months ended March 31, 2005 and 2004 would have been as follows:


                                  Three Months Ended          Nine Months Ended
                                      March 31,                     March 31,
                              ----------------------     ----------------------------
                                  2005         2004           2005           2004
                              -------------   ------     -------------   ------------
                                   (In thousands)               (In thousands)

Net income                     $ 4,940        $2,454      $13,694        $ 4,470
 Equity compensation                85          -           219             -
 FAS 123 compensation effect    (1,908) (1)     -          (2,139) (1)    (4,316) (2)
                               -------        ------      -------        -------

Net income after FAS 123
 compensation effect           $ 3,117        $2,454      $11,774        $   154
                               =======        ======      =======        =======
Income per common share:       $   .08        $  .09      $   .29        $     *
                               =======        ======      =======        =======

*   less than $.01 per common share


1  During the quarter ended December 31, 2004, the Company granted 420,000 options to officers and 98,000 options to directors to purchase shares of its common stock at an average price of $15.34 per share, which was the market price on the date of the grant.  The officer's options vest over a three year period and the director's options vest on March 15, 2005.  The fair market value of each option granted was $10.07 and was calculated using a risk free rate of 4.60%, volatility factors of the expected market price of the Company's common stock of 48.76% and an average expected life of
8.0 years.  During the quarter ended December 31, 2004, the Company granted 318,000 options to employees to purchase 318,000 shares of its common stock at an average price of $15.29 per share.  Certain options were granted below market.  For options granted below market, the Company recorded an expense for the difference between the option price and the grant price. The employee options vest over a year period.  The average fair market value of each option granted was $7.10 and was calculated using a risk free rate of 4.60%, volatility factors of the expected market price of the
Company's common stock of 48.76% and an average expected life of 3.2 years.  During the quarter ended March 31, 2005, the Company granted 318,000 options to employees to purchase 105,700 shares of its common stock at an average price of $14.75 per share.
Certain options were granted below market.  For options granted below market, the
Company recorded an expense for the difference between the option price and the grant price. The employee options vest over a year period.  The average fair market value of each option granted was $7.49 and was calculated using a risk free rate of 4.65%, volatility factors of the expected market price of the Company's common stock of
61.23% and an average expected life of 2.0 years.  The FAS 123 compensation effect is calculated based on the options vesting period and includes additional grants from other periods.

2  During the quarter ended September 30, 2003 the Company granted to its officers options to purchase 1,250,000 shares of its common stock at a price of $5.29 per share, which was the market price on the date of the grant.  All of these options vested immediately upon issuance.  The fair market value of each option granted was
$3.45 and was calculated using a risk free rate of 4.34%, volatility factors of the expected market price of the Company's common stock of 48.94% and an average expected life of 10 years, the life of the option.


DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
 (Unaudited)

(4)  Summary of Significant Accounting Policies, Continued

     Income Taxes

     The Company uses the asset and liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 (SFAS No. 109), Accounting for Income Taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and net operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in income tax rates is recognized in the results of operations in the period that includes the enactment date.

     Earnings (Loss) per Share

     Basic earnings (loss) per share is computed by dividing net earnings
(loss) attributed to common stock by the weighted average number of common shares outstanding during each period, excluding treasury shares. Diluted earnings (loss) per share is computed by adjusting the average number of common shares outstanding for the dilutive effect, if any, of convertible preferred stock, stock options, restricted stock and warrants. See footnote 8 disclosures.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management impact oil and gas reserves, bad debts, oil and gas properties, depletion and impairment, drilling and lease operating expense accruals, income taxes, derivatives, asset retirement obligations, contingencies and litigation. Actual results could differ from these estimates.

(5)  Oil and Gas Properties

     Unproved Undeveloped Offshore California Properties

     The Company has ownership interests ranging from 2.49% to 75% in five unproved undeveloped offshore California oil and gas properties with aggregate carrying values of $10.1 million, at March 31, 2005. These property interests are located in proximity to existing producing federal offshore units near Santa Barbara, California and represent the right to explore for, develop and produce oil and gas from offshore federal lease units. Preliminary exploration efforts on these properties have occurred and the existence of substantial quantities of hydrocarbons has been indicated. The recovery of the Company's investment in these properties will require extensive exploration and development activities (and costs) that cannot proceed without certain regulatory approvals that have been delayed and is subject to other substantial risks and uncertainties.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
 (Unaudited)

(5)  Oil and Gas Properties, Continued

     Based on indications of levels of hydrocarbons present from drilling operations conducted in the past, the Company believes the fair values of its property interests are in excess of their carrying values at March 31, 2005 and that no impairment in the carrying values has occurred. Pursuant to a ruling in California v. Norton, later affirmed by the 9th Circuit Court of Appeals, the U.S. Government is required to make a consistency determination relating to our 1999 lease suspension requests under a 1990 amendment to the Coastal Zone Management Act. In the event that there is some future adverse ruling under the Coastal Zone Management Act that we decide not to appeal or that we appeal without success, it is likely that some or all of our interests in these leases would become impaired and written off at that time. It is also possible that other events could occur during the Coastal Zone Management Act review or appellate process that would cause our interests in the leases to become impaired, and we will continuously evaluate those factors as they occur. On January 9, 2002, the Company and several other plaintiffs filed a lawsuit in the United States Court of Federal Claims in Washington, D.C. alleging that the U.S. Government has materially breached the terms of forty undeveloped federal leases, some of which are part of our Offshore California properties. See disclosure in Item 1 of Part II.

     Significant Acquisitions

     On December 15, 2004, the Company entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities related to Manti Resources, Inc., which was an unaffiliated, privately held Texas Corporation ("Manti"). The adjusted purchase price was $59.5 million. The entire amount of the purchase price was paid in cash at the closing of the transaction, which occurred on January 21, 2005. The purchase price for the Manti properties was determined through arms-length negotiations. The purchase price was paid with increased borrowings on the Company's bank credit facility. Substantially all of the assets that we acquired from Manti have been pledged as collateral for the Company's bank credit facility.

     On June 29, 2004, the Company completed the acquisition of substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc. ("Alpine") for $122.5 million, which was funded with $68.4 million in net proceeds that the Company received from a $72.0 million private placement of 6 million shares of its restricted common stock to institutional investors at a purchase price of $12.00 per share, and from borrowings of $54.1 million under its senior credit facility. On August 19, 2004 the Company sold a portion of these assets to Whiting Petroleum Corporation for $18.7 million in net proceeds. There was no gain or loss on the sale of these assets.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(5)  Oil and Gas Properties, Continued

     The following unaudited pro forma condensed consolidated statements of operations information assume that the Manti and Alpine property acquisitions occurred as of July 1, 2003:

                               Three Months Ended      Nine Months Ended
                                    March 31,                March 31,
                                2005       2004          2005      2004
                              -------    --------      -------    ------
                                (In thousands)           (In thousands)

Oil and gas sales             $26,037    $22,643       $86,423    $54,685
Net income                    $ 5,882    $ 6,537       $23,103    $12,622

Net income per common share:
 Basic                        $   .15    $   .19       $   .58    $   .40
                              =======    =======       =======    =======
 Diluted                      $   .14    $   .18       $   .54    $   .38
                              =======    =======       =======    =======

     The above unaudited condensed pro forma consolidated statements of operations, based on the historical producing property operating results of Manti, Alpine and Delta, are not necessarily indicative of the results of operations if Delta would have acquired the Manti and Alpine properties at July 1, 2003.

     Additional Acquisitions

     On July 1, 2004, the Company acquired certain interests in California's Sacramento Basin and a 7.5% reversionary working interest in the South Tongue interests in Washington County, Colorado from Edward Mike Davis, LLC, a greater than 5% shareholder, ("Davis") for 760,000 shares of the Company's common stock valued at $10.4 million using the five-day closing price before and after the terms of the agreement were agreed and closed. The total acquisition cost was allocated $4.0 million to proved developed producing and $6.4 million to proved undeveloped.

     On September 15, 2004, the Company acquired seven wells in Karnes County, Texas from an unrelated entity and unrelated individual for $5.0 million in cash.

     On November 4, 2004, the Company entered into an agreement with Davis to acquire the balance of his back-in working interest and his overriding royalty interest in all of his ownership to the base of the Niobrara formation in the South Tongue interests in Washington County, Colorado. This agreement eliminates all future drilling commitments in Washington County. This includes approximately 260,000 acres of leasehold. In addition, we acquired a 100% working interest with a 70% net revenue interest in the Magers 1-9 well which is a newly drilled well in Colusa County, California. Total consideration was 650,000 shares of the Company's common stock valued at approximately $9.4 million. Also on November 4, 2004, the Company entered into an agreement with Davis to acquire and possibly develop certain areas in Elbert County, Colorado. Initial cost of this transaction was 25,000 shares of the Company's common stock valued at approximately $363,000. Both transactions were based upon the five day closing price average before and after the closing date, which was $14.51 and included in undeveloped properties.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(5)  Oil and Gas Properties, Continued

     On January 4, 2005 the Company acquired additional interests in the South Tongue area of Washington County and also entered into an exploration agreement with Davis in Los Angeles and Orange Counties, California. The Company paid Davis $400,000 in cash and 135,836 shares of the Company's common stock valued at $2.0 million. The stock was valued at the five day closing price before and after the closing date.

     On March 31, 2005, the Company purchased the remaining interest in Big Dog in exchange for its interest in Shark, one of Big Dog's rigs and related equipment and 100,000 shares of the Company's restricted stock valued at $1.4 million, based on the average stock price five days before and after the announcement of the transaction. This transaction was recorded at fair value of approximately $2.4 million.

     Fiscal 2005 - Disposition

     On August 19, 2004, the Company completed the sale of certain interests in five fields in Louisiana and South Texas previously acquired in the Alpine acquisition, which closed on June 29, 2004, to Whiting Petroleum Corporation for $18.7 million, net of certain commissions. The Company paid $8.8 million toward its credit facility from the proceeds of the sale of these properties. There was no gain or loss on this sale transaction and the net profit earned on these assets during the quarter, since the acquisition, of $729,000 has been shown in discontinued operations.

(6)  Long Term Debt

     7% Senior Unsecured Notes, due 2015

     On March 15, 2005, the Company issued 7% senior unsecured notes for an aggregate amount of $150.0 million which pay interest semiannually on April 1 and October 1 and mature in 2015. The net proceeds were used to refinance debt outstanding under our credit facility which included the amount required to acquire the Manti properties. The notes were issued at 99.50% of par and the associated discount is being amortized to interest expense over the term of the notes. The indenture governing the notes contain various restrictive covenants that may limit the Company's and its subsidiaries ability to, among other things, incur additional indebtedness, make certain investments, sell assets, consolidate, merge or transfer all or substantially all of the assets of the Company and restricted subsidiaries. These covenants may limit the discretion of the Company's management in operating the Company's business. The Company was in compliance with these covenants as of March 31, 2005. See Guarantee footnote below (Footnote 10).

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(6)  Long Term Debt, Continued

     Credit Facility

     On March 15, 2005, the Company amended and reduced its credit facility with Bank One, N.A., Bank of Oklahoma N.A., U.S. Bank National Association and Hibernia National Bank (the "Banks"). At March 31, 2005, the $160.0 million credit facility had an available borrowing base of $60.0 million and $27.0 million outstanding. The temporary reduction in available borrowing base was established until certain drilling results were attained. We anticipate the Company's available borrowing base to increase with future drilling success. The facility has variable interest rates based upon the ratio of outstanding debt to the borrowing base. Rates vary between prime + .25% and 1.00% for base rate loans and between Libor + 1.5% and 2.25% for Eurodollar loans. The loan was collateralized by substantially all of Delta's oil and gas properties. Currently, the Company is required to have a current ratio of 1 to 1, net of derivative instruments and a consolidated debt to EBITDAX (Earnings before interest, taxes, depreciation, amortization and exploration) of less than 3 to 1. At March 31, 2005, the Company was in compliance with its quarterly debt covenants and restrictions.

     Maturities of long-term debt, in thousands of dollars based on contractual terms are as follows:

YEAR ENDING March 31,
      2006 ................................................  $    143
      2007 ................................................       149
      2008 ................................................        70
      2009 ................................................    27,010
      2010 ................................................         2
      Thereafter ..........................................   150,000
                                                             --------
                                                             $177,374
                                                             ========

(7)  Stockholders' Equity

     On July 12, 2004, the Company acquired its third drilling rig from an unrelated individual for 31,000 shares of the Company's common stock valued at $461,000. The Company contributed this drilling rig to Big Dog at its cost.

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(8)  Income Taxes

     For income tax purposes, the Company has net operating loss carryforwards expiring at various dates through 2023. As a result of the acquisitions and other issuances of stock, the utilization of the net operating loss carryforwards is subject to an annual limitation by the provisions of Section 382 of the Internal Revenue Code.

     For the period ended March 31, 2005 and for prior periods, Delta has provided a valuation allowance on its net deferred tax assets because of a history of losses and management's belief that realization of its deferred tax asset was not more likely than not. Consequently, Delta has recognized no tax provision or benefit in its financial statements. Delta also continues to have cumulative losses for income tax purposes. However, because of recent profits, the Company intends to do a thorough evaluation of its deferred tax assets and related valuation allowances in the fourth quarter of this year.

(9)  Earnings Per Share

     The following table sets forth the computation of basic and diluted earnings per share:

                                     Three Months Ended  Nine Months Ended
                                         March 31,            March 31,
                                      2005      2004      2005      2004
                                     -------   -------   -------   -------
Numerator:
 Numerator for basic and diluted
  earnings per share - income
  available to common stockholders   $ 4,940   $ 2,454   $13,694   $ 4,470
                                     -------   -------   -------   -------
Denominator:
 Denominator for basic earnings
  per share-weighted average
  shares outstanding                  40,282    27,731    40,015    25,298
 Effect of dilutive securities -
  stock options and warrants           2,256     2,665     2,273     2,306
                                     -------   -------   -------   -------
Denominator for diluted earnings
 per common share                     42,538    30,396    42,288    27,604
                                     =======   =======   =======   =======
Basic earnings per common share      $   .12   $   .09   $   .34   $   .18
                                     =======   =======   =======   =======
Diluted earnings per common share    $   .12   $   .08   $   .32   $   .16
                                     =======   =======   =======   =======
Anti-dilutive securities outstanding   1,937     2,142     1,919     2,534
                                     =======   =======   =======   =======

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(10) Guarantee of Financial Information

     Delta ("Issuer") issued 7% Senior Unsecured Notes ("Bond Offering") on March 15, 2005, for the aggregate amount of $150.0 million, which pay interest semiannually on April 1st and October 1st and mature in 2015. The proceeds were used to refinance debt outstanding under the Company's credit facility. This Bond Offering is guaranteed by all of the 100% owned subsidiaries of the Company at the time of the Bond Offering ("Guarantors"). The Guarantors, fully, jointly and severally, irrevocably and unconditionally guarantee the performance and payment when due of all the obligations under the Bond Offering. Big Dog and Amber ("Non-guarantors") are not guarantors of the indebtedness under the Bond Offering.

     The following financial information sets forth our condensed consolidating balance sheets as of March 31, 2005 and June 30, 2004, the condensed consolidating statements of operations for the three and nine months ended March 31, 2005 and 2004, and the condensed consolidating statements of cash flows for the nine months ended March 31, 2005 and 2004 (in thousands).

Condensed Consolidated Balance Sheet
March 31, 2005




                                           Guarantor    Non-guarantor  Adjustments/
                                Issuer    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                               --------   ------------  -------------  ------------  ------------
Current assets                 $ 40,184      $  557       $   740       $   -          $ 41,481

Property and equipment:
 Oil and gas                    401,054       6,499         5,007           (250)       412,310
 Drilling and trucking
  equipment                       6,360        -            5,976           -            12,336
 Other                            2,777        -             -              -             2,777
                               --------      ------       -------       --------       --------
   Total property and
    equipment                   410,191       6,499        10,983           (250)       427,423

Accumulated DD&A                (33,770)       (994)         (261)          -           (35,025)
                               --------      ------       -------       --------       --------
Net property and equipment      376,421       5,505        10,722           (250)       392,398

Investment in subsidiaries       17,098        -             -           (17,098)          -
Other long term assets            5,914         987          -              -             6,901
                               --------      ------       -------       --------       --------
Total assets                   $439,617      $7,049       $11,462       $(17,348)      $440,780
                               ========      ======       =======       ========       ========

Current liabilities            $ 41,257      $  213       $   977       $   -          $ 42,447

Total long term liabilities     182,369          23           200           -           182,592

Shareholders' equity            215,991       6,813        10,285        (17,348)       215,741
                               --------      ------       -------       --------       --------
Total liabilities and
 shareholders' equity          $439,617      $7,049       $11,462       $(17,348)      $440,780
                               ========      ======       =======       ========       ========

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(10) Guarantee of Financial Information, Continued




Condensed Consolidated Balance Sheet
June 30, 2004

                                           Guarantor    Non-guarantor  Adjustments/
                                Issuer    Subsidiaries  Subsidiaries   Eliminations  Consolidated
                               --------   ------------  -------------  ------------  ------------
Current assets                 $ 13,781      $1,115        $   57       $   -          $ 14,953

Property and equipment:
 Oil and gas                    261,879       6,007         5,006           -           272,892
 Drilling rigs and trucks          -           -            3,965           -             3,965
 Other                            1,136        -               11           -             1,147
                               --------      ------        ------       --------       --------
   Total property and
    equipment                   263,015       6,007         8,982           -           278,004

Accumulated DD&A                (20,765)       (886)          (14)          -           (21,665)
                               --------      ------        ------       --------       --------
Net property and equipment      242,250       5,121         8,968           -           256,339

Investment in subsidiaries       14,724        -             -           (14,724)          -
Other long term assets            1,412        -             -              -             1,412
                               --------      ------        ------       --------       --------
Total assets                   $272,167      $6,236        $9,025       $(14,724)      $272,704
                               ========      ======        ======       ========       ========

Current liabilities            $ 14,018      $   36        $  236       $   -          $ 14,290

Long term liabilities:
 Long term debt                  69,387        -              243           -            69,630
 Asset retirement obligation      2,520          22          -              -             2,542
                               --------      ------        ------       --------       --------
Total long term liabilities      71,907          22           243           -            72,172

Minority interest                   245        -             -              -               245

Shareholders' equity            185,997       6,178         8,546        (14,724)       185,997
                               --------      ------        ------       --------       --------
Total liabilities and
 shareholders' equity          $272,167      $6,236        $9,025       $(14,724)      $272,704
                               ========      ======        ======       ========       ========

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)




Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2005

                                          Guarantor     Non-guarantor   Adjustments/
                               Issuer    Subsidiaries   Subsidiaries    Eliminations   Consolidated
                               -------   ------------   -------------   -------------  ------------
Total revenue                  $23,869      $  365         $ 2,332       $  -            $26,565

Operating expenses:
 Production costs                5,889         143            -             -              6,032
 Depreciation and depletion      5,050          43             300          -              5,393
 Exploration expense             1,663        -               -             -              1,663
 Dry hole, abandonment and
  impaired                          19        -               -             -                 19
 Drilling and trucking
  operations                      -           -              2,012          -              2,012
 General and administrative      4,367          10             236          -              4,613
                               -------      ------         -------       -------         -------
   Total expenses               16,988         196           2,548          -             19,732

Operating income (loss)          6,881         169            (216)          -             6,834

Other income (expense)          (2,318)         25              (4)           403         (1,894)
                               -------      ------         --------      --------        -------
Net income                     $ 4,563      $  194         $   (220)     $    403        $ 4,940
                               =======      ======         ========      =======         =======


Condensed Consolidated Statement of Operations
Nine Months Ended March 31, 2005

                                          Guarantor     Non-guarantor   Adjustments/
                               Issuer    Subsidiaries   Subsidiaries    Eliminations   Consolidated
                               -------   ------------   -------------   -------------  ------------
Total revenue                  $62,488      $1,310         $ 4,359       $(1,727)        $66,430

Operating expenses:
 Production costs               14,794         367            -             -             15,161
 Depreciation and depletion     13,256         110             686          -             14,052
 Exploration expense             2,946        -               -             -              2,946
 Dry hole, abandonment and
  impaired                       2,692        -               -             -              2,692
 Drilling and trucking
  operations                      -           -              4,563        (1,477)          3,086
 General and administrative     10,938           6             620          -             11,564
                               -------      ------         -------       -------         -------
   Total expenses               44,626         483           5,869        (1,477)         49,501

Operating income (loss)         17,862         827            (371)          -             3,867

Other income and expenses       (4,701)         28              (9)           718         (3,964)
Discontinued operations            729        -               -              -               729
                               -------      ------         --------      --------        -------
Net income/(loss)              $13,890      $  855         $ (1,519)     $    468        $13,694
                               =======      ======         ========      =======         =======

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)




Condensed Consolidated Statement of Cash Flows
Nine Months Ended March 31, 2005

                                            Guarantor     Non-guarantor
                                Issuer     Subsidiaries   Subsidiaries   Consolidated
                               ---------   ------------   -------------  ------------

Operating activities           $  24,322      $ 963         $  (840)       $  24,445
Investing activities            (115,418)      (327)         (4,418)        (120,328)
Financing activities              96,752        -             5,230          101,655
                               ---------      -----         -------        ---------
Net increase/decrease in cash
 and cash equivalents              5,656        144             (28)           5,772

Cash at beginning of the
 period                            1,986         40              52            2,078
                               ---------      -----         -------        ---------
Cash at the end of the period  $   7,642      $ 184         $    24        $   7,850
                               =========      =====         =======        =========


Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2004

                                             Guarantor    Non-guarantor
                                  Issuer    Subsidiaries  Subsidiaries   Consolidated
                                ---------   ------------  -------------  ------------
Total revenue                     $9,935       $373        $ -            $10,308

Operating expenses:
 Lease operating expense           2,463        118          -              2,581
 Depreciation and depletion        3,016         69          -              3,085
 Exploration expense               1,698         -           -              1,698
 Dry hole, abandonment and
  impaired                           210         -           -                210
 General and administrative        1,996          3          31             2,030
                                  ------       ----        ----           -------
   Total expenses                  9,383        190          31             9,604

Income from continuing
 operations                          552        183         (31)              704

Other income and expenses           (332)         2          -               (330)
Discontinued operations            2,080         -           -              2,080
                                  ------       ----        ----           -------
Net income/(loss)                 $2,300       $185        $(31)          $ 2,454
                                  ======       ====        ====           =======

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)




Condensed Consolidated Statement of Operations
Nine Months Ended March 31, 2004

                                             Guarantor    Non-guarantor
                                  Issuer    Subsidiaries  Subsidiaries   Consolidated
                                ---------   ------------  -------------  ------------
Total revenue                    $23,702      $1,007       $ -            $24,709

Operating expenses:
 Lease operating expense           6,586         306         -              6,892
 Depreciation and depletion        6,664         213         -              6,877
 Exploration expense               1,966        -            -              1,966
 Dry hole, abandonment and
  impaired                           387        -            -                387
 General and administrative        5,264          16         83             5,363
                                 -------      ------       ----           -------
Total expenses                    20,867         535         83            21,485

Income from continuing
 operations                        2,835         472        (83)            3,224

Other income and expenses         (1,384)          4         -             (1,380)
Discontinued operations            2,626        -            -              2,626
                                 -------      ------       ----           -------

Net income/(loss)                $ 4,077      $  476       $(83)          $ 4,470
                                 =======      ======       ====           =======


Condensed Consolidated Statement of Cash Flows
Nine Months Ended March 31, 2004

                                             Guarantor    Non-guarantor
                                  Issuer    Subsidiaries  Subsidiaries   Consolidated
                                ---------   ------------  -------------  ------------
Operating activities             $  8,455     $ 907        $(126)        $  9,236
Investing activities              (14,171)     (493)         107          (14,557)
Financing activities               31,967      (482)           5           31,490
                                 --------     -----        -----         --------
Net increase/decrease in
 cash and cash equivalents         26,251       (68)         (14)          26,169

Cash at beginning of the
 period                             2,161       110           -             2,271
                                 --------     -----        -----         --------
Cash at the end of the
 period                          $ 28,412     $  42        $ (14)        $ 28,440
                                 ========     =====        =====         ========

DELTA PETROLEUM CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Nine Months Ended March 31, 2005 and 2004
(Unaudited)

(11) Reclassifications

     Certain amounts in the fiscal 2004 financial statements have been reclassified to conform to the fiscal 2005 financial statement presentation.

(12) Subsequent Events

     DHS Drilling Company

     On April 15, 2005, the Company conveyed its interest in Big Dog to DHS Drilling Company ("DHS"), a recently formed Colorado corporation, in exchange for 4,500,000 shares of DHS restricted common stock, or 90% of its issued and outstanding shares. At the time of the transaction, Big Dog owned two drilling rigs that are now owned by DHS.

     On May 4, 2005, the Company entered into an agreement with an unrelated private company to acquire a 14.25% back-in working interest in approximately 427,000 acres in the Columbia River Basin for $18.2 million in cash. The acreage is in close proximity to many of the Company's existing leasehold interest in the basin and includes a lease on which another operator is currently drilling. The interest acquired is a non-cost bearing interest with a back-in after project payout. The Company can, however, at anytime and at its discretion, convert the interest to a cost bearing working interest by paying its proportionate share of the costs incurred in the project.

                         DELTA PETROLEUM CORPORATION
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS

     On March 15, 2005, we issued 7% senior unsecured notes for an aggregate amount of $150.0 million which pay interest semiannually on April 1 and October 1 and mature in 2015. The notes were issued at 99.50% of par.

     On December 15, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities related to Manti Resources, Inc., which is an unaffiliated, privately held Texas corporation ("Manti"). The adjusted purchase price was $60.4 million. The entire amount of the purchase price was paid in cash at the closing of the transaction, which occurred on January 21, 2005. The purchase price for the Manti properties was determined through arms-length negotiations. The purchase price was paid from the senior credit facility initially, which was then repaid with the proceeds from the issuance of senior notes on March 15, 2005, discussed above. Substantially all of the assets that we acquired from Manti have been pledged as collateral for our bank credit facility.

     The unaudited condensed pro forma statements of operations for the nine month period ended March 31, 2005, and the year ended June 30, 2004 assume that the acquisition of the Manti Properties occurred as of July 1, 2003.

     On June 29, 2004, we completed the acquisition of substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc. ("Alpine Assets") for $122.5 million, which was funded with $68.4 million in net proceeds that we received from a $72.0 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12.00 per share, and from borrowings of $54.1 million under our senior credit facility. On August 19, 2004 we sold a portion of these assets to Whiting Petroleum Corporation for $19.3 million in net proceeds. There was no gain or loss on the sale of these assets. The unaudited condensed pro forma statements of operations exclude the oil and gas revenues and direct operating expenses of the assets sold for all periods presented. The unaudited condensed pro forma statements of operations for the year ended June 30, 2004 assume that the acquisition of the Alpine assets occurred on July 1, 2003.

     The pro forma adjustments reflected in these unaudited condensed pro forma financial statements are described in the notes thereto and are based on the Company's estimates, available information and assumptions that management deems to be reasonable; however the amounts actually recorded may be materially different. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

     These statements should be read in conjunction with the historical financial statements and related notes of the Company and the Manti Properties.

     The accompanying unaudited pro forma financial statements do not purport to represent what our results of operations would actually have been had the transactions discussed above occurred on the dates indicated, or to project our results of operations for any future period for the items described above and other matters.

                         DELTA PETROLEUM CORPORATION
            Unaudited Condensed Pro Forma Statement of Operations
                       Nine Months Ended March 31, 2005

               (Dollars in thousands, except per share amount)



                                  Nine Months                               Nine Months
                                    Ended                                      Ended
                                   March 31,       Manti       Pro Forma     March 31,
                                     2005       Acquisition   Adjustments      2005
                                  -----------   -----------   -----------   -----------
REVENUES
 Oil and gas sales                  $64,235       $22,188      $  -           $86,423
 Drilling and trucking income         7,632          -            -             2,632
 Realized gain (loss) on
  derivative instruments, net          (437)         -            -              (437)
                                    -------       -------      -------        -------
   Total Revenue                     66,430        22,188         -            88,613

OPERATING EXPENSES
 Production costs                    15,161         2,860         -            18,021
 Depreciation, depletion and
  amortization                       14,052          -           7,422         21,474
 Exploration expense                  2,946          -            -             2,946
 Dry hole expense                     2,692          -            -             2,692
 Drilling and trucking expense        3,086          -            -             3,086
 General and administrative          11,564          -            -            11,564
                                    -------       -------      -------        -------
   Total operating expenses          49,501         2,860        7,422         59,783
                                    -------       -------      -------        -------
   Operating income (loss)           16,929        19,328       (7,422)        28,835

OTHER INCOME (EXPENSE)
 Other income (expense)                (310)         -            -              (310)
 Minority interest                      718          -            -               718
 Interest and financing expense      (4,372)         -          (4,581)        (8,953)
                                    -------       -------      -------        -------
   Total other expense               (3,964)         -          (4,581)        (8,545)

   Income (loss) from continuing
    operations                      $12,965      $(19,328)    $(12,003)       $20,290
                                    =======       =======      =======        =======
Income from continuing operations
 per common share:
   Basic                            $  0.32                                   $  0.51
                                    =======                                   =======
   Diluted                          $  0.31                                   $  0.48
                                    =======                                   =======

Weighted average common shares
 outstanding:
   Basic                             40,015                                    40,015
                                    =======                                   =======
   Diluted                           42,288                                    42,288
                                    =======                                   =======

See accompanying notes to unaudited condensed pro forma financial statements.

                          DELTA PETROLEUM CORPORATION
             Unaudited Condensed Pro Forma Statement of Operations
                            Year Ended June 30, 2004

                (Dollars in thousands, except per share amount)



                                                                                        Pro Forma
                                    Year Ended                                          Year Ended
                                     June 30,     Alpine        Manti      Pro Forma     June 30,
                                       2004     Acquisition  Acquisition  Adjustments      2004
                                    ----------  -----------  -----------  -----------   ----------
REVENUES
 Oil and gas revenues                $37,235      $31,379      $17,658     $   -          $86,272
 Drilling and trucking income           -            -            -            -             -
 Realized gain (loss) on derivative
  instruments, net                      (859)        -            -            -             (859)
                                     -------      -------      -------     --------       -------
   Total revenue                      36,376       31,379       17,658         -           85,413

OPERATING EXPENSES
 Production costs                      9,776        9,972        2,056         -           21,804
 Depreciation, depletion and
  amortization                         9,914         -            -           7,258 (1)    24,590
                                                                              7,418 (2)
 Exploration expenses                  2,406         -            -            -            2,406
 Dry hole costs                        2,132         -            -            -            2,132
 Drilling and trucking                   232         -            -            -              232
 General and administrative            8,049         -            -            -            8,049
                                     -------      -------      -------     --------       -------
   Total operating expenses           32,509        9,972        2,056       14,676        59,213

   Income (loss) from continuing
    operations                         3,867       21,407       15,602      (14,676)       26,200

OTHER INCOME (EXPENSE)
 Other income (expense)                  122         -            -            -              122
 Minority interest                        70         -            -            -               70
 Interest and financing expense       (1,762)        -            -          (9,116)      (10,878)
                                     -------      -------      -------     --------       -------
   Total other expense                (1,570)        -            -          (9,116)      (10,686)

   Income (loss) from continuing
    operations                       $ 2,297      $21,407      $15,602     $(23,792)      $15,514
                                     =======      =======      =======     ========       =======

Income from continuing operations
 per common share:
  Basic                              $  0.09                                              $  0.47
                                     =======                                              =======
  Diluted                            $  0.08                                              $  0.44
                                     =======                                              =======
Weighted average number of common
 and potential dilutive shares
 outstanding:
  Basic                               27,041        5,918                                  32,959
                                     =======      =======                                 =======
  Diluted                             29,632        5,918                                  35,550
                                     =======      =======                                 =======

See accompanying notes to unaudited condensed pro forma financial statements.

                    NOTES TO UNAUDITED CONDENSED PRO FORMA
                             FINANCIAL STATEMENTS

A)   BASIS OF PRESENTATION

     On March 15, 2005, we issued 7% senior unsecured notes for an aggregate amount of $150.0 million which pay interest semiannually on April 1 and October 1 and mature in 2015. The notes were issued at 99.50% of par and the associated discount is being amortized to interest expense over the term of the notes.

     On December 15, 2004, we entered into a purchase and sale agreement to acquire substantially all of the oil and gas assets owned by several entities related to Manti Resources, Inc., ("the Manti Properties") which is an unaffiliated, privately held Texas corporation ("Manti"). The purchase price was $60.4 million. The purchase price was paid in cash at the closing of the transaction, which occurred on January 21, 2005. The purchase price for the Manti properties was determined through arms-length negotiations. The purchase price was paid from the senior credit facility initially, which was repaid with the proceeds from the issuance of senior unsecured notes on March 15, 2005, discussed above. Substantially all of the assets that we acquired from Manti have been pledged as collateral for our bank credit facility.

     On June 29, 2004, we completed the acquisition of substantially all of the oil and gas assets owned by several entities controlled by Alpine Resources, Inc. ("Alpine Assets") for $122.5 million, which was funded with $68.4 million in net proceeds that we received from a $72.0 million private placement of 6 million shares of our restricted common stock to institutional investors at a purchase price of $12.00 per share, and from borrowings of $54.1 million under our senior credit facility. On August 19, 2004 we sold a portion of these assets to Whiting Petroleum Corporation for $19.3 million in net proceeds. There was no gain or loss on the sale of these assets. The unaudited condensed combined pro forma statements of operations exclude the oil and gas revenues and direct operating expenses of the assets sold for all periods presented.

     The unaudited condensed pro forma statements of operations for the nine months ended March 31, 2005 and the year ended June 30, 2004 assume that the acquisition of the Manti Properties and Alpine Assets occurred as of July 1, 2003. These statements should be read in conjunction with the historical financial statements and related notes of the Company.

B)   STATEMENTS OF OPERATIONS

     The accompanying unaudited condensed statements of operations for the nine months ended March 31, 2005 and the year ended June 30, 2004 assumes that the acquisition of the Manti Properties and Alpine Assets occurred as of July 1, 2003.

     The following adjustments have been made to the accompanying condensed pro forma statements of operations for the nine months ended March 31, 2005 and the year ended June 30, 2004:

     (1) To record pro forma depletion expense and accretion of the asset retirement obligation giving effect to the acquisition of the Manti Properties. The depletion expense was calculated using estimated proved reserves by field and the allocation of the purchase price of $60.4 million. The pro forma depletion and the allocation to producing properties were based on the reserve report prepared by Delta in evaluating the Manti Properties.

     (2) To record pro forma depletion expense and accretion of the asset retirement obligation giving effect to the acquisition of the Alpine Assets. The depletion expense was calculated using estimated proved reserves by field and the allocation of the purchase price of $122.5 million. The pro forma depletion and the allocation to producing properties were based on the reserve report prepared by Delta in evaluating the Alpine Assets.

     (3) To record interest expense for the additional debt incurred in connection with the acquisition of the Manti Properties at a rate of 7.0% per annum, the rate on the issuance of senior unsecured notes and to record the adjustment for the unused portion of the borrowing commitment under our senior credit facility.

     There is no income tax provision as a result of Delta's net operating loss carry forward position and related income tax valuation allowance.

C) SUPPLEMENTAL PRO FORMA FINANCIAL DATA -OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, DISCLOSURE ABOUT OIL AND GAS PRODUCING ACTIVITIES (SFAS 69).

1) ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based on future conditions.

     An estimate of pro forma proved oil and gas reserves of Delta and the Manti Properties are as follows. Alpine reserves were acquired prior to June 30, 2004. Such estimates are inherently imprecise and may be subject to substantial revisions.

                                   Delta        Manti
                              June 30, 2004  June 30, 2004    Combined
                              -------------- -------------- --------------
                                     Natural        Natural        Natural
                               Oil     Gas    Oil    Gas     Oil     Gas
                              (Mbbl)  (Mmcf) (Mmbl) (Mmcf)  (Mmbl)  (Mmcf)
                              ------ ------- ------ ------- ------ -------

Proved developed reserves     6,935   55,786  780   13,272  7,715  69,058
Proved undeveloped reserves   6,270   32,693  271   11,184  6,541  43,877

2)   STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standard measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.


     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated. Future general and administrative and interest expenses have not been considered.

     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves.

   The pro forma standardized measure of discounted future net cash flows is as follows:

                                                     Manti
                                      Delta        Properties
                                  June 30, 2004   June 30, 2004    Combined
                                  -------------   -------------   ----------
                                                 (In thousands)

Future cash flows                  $1,005,157       $192,385      $1,197,541
Future production costs               248,604         34,833         283,437
Future development costs               66,899         14,763          81,662
Future income tax expense             165,492         35,483         200,975
                                   ----------       --------      ----------
Future net cash flows                 524,162        107,305         631,467
Discounted factor of 10% for
 estimated timing of future
 cash flows                           236,125         47,871         283,996
                                   ----------       --------      ----------
Standardized measure of
 discounted future cash flows      $  288,037       $ 59,434      $  347,471
                                   ==========       ========      ==========

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  August 9, 2005                 By:/s/ Kevin K. Nanke
                                         -------------------------------
                                         Kevin K. Nanke, Chief Financial
                                         Officer



















































                                     3